EXHIBIT 9

                       AMENDED AND RESTATED
                     SECURED CREDIT AGREEMENT

                   dated as of January 20, 1994

                             between

                      OPTEK TECHNOLOGY, INC.

                               and

          HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.


                        TABLE OF CONTENTS


                                                  PAGE

PREAMBLE ...................1

BACKGROUND..................1

SECTION 1  CERTAIN DEFINITIONS..................2
1.1  Certain Definitions..................2
     Account..................2
     Account Debtor..................2
     Acquired Assets..................2
     Adjusted Net Worth..................2
     Adjusted Operating Profit..................2
     Affiliate..................3
     Agent Bank..................3
     Amended and Restated Closing Date..................3
     Applicable Margin..................3
     Applicable Rate..................3
     Assumed Liabilities..................3
     Bank Agency Agreement..................3
     Borrower..................3
     Borrower Bank Agency Agreement..................3
     Borrower Mortgages..................3
     Borrower Pledge Agreement..................4
     Borrower Security Agreement..................4
     Borrowing Certificate..................4
     Business Day..................4
     Cash Equivalents..................4
     Cash Instruments..................4
     Collateral..................4
     Collateral Documents..................4
     Collected Balances..................5
     Commitment and Commitments..................5
     Compliance Certificate..................5
     Contingent Obligation..................5
     Contractual Obligation..................5
     Controlled Group..................5
     Current Assets..................6
     Current Liabilities..................6
     Current Ratio..................6
     Delco-Remy Loan Commitment..................6
     Delco-Remy Revolving Loan..................6
     Division..................6
     Dollar(s)..................6
     Employment Agreements..................6
     ERISA..................6
     Event of Default..................6
     Fiscal Quarter..................6
     Fiscal Year..................6
     Fixed Rate Loan..................7
     Floating Rate Loan..................7
     Force Majeure..................7
     Fourth Amendment..................7
     GAAP..................7
     General Intangible..................7
     Gross Capital Expenditures..................7
     Hazardous Material..................7
     Household Loan Receipt Account..................8
     Household Loan Receipt Account Agreement..................8
     Indebtedness..................8
     Insurance Assignment..................8
     Intangible Assets..................8
     Interest Coverage Ratio Number 1..................8
     Interest Coverage Ratio Number 2..................9
     Interest Expense..................9
     Lease Obligations..................9
     Lender..................9
     Lender Party..................9
     Liabilities..................9
     Lien..................9
     Loans and Loan..................10
     Lockbox(es)..................10
     Master Account(s)..................10
     Material Licensing Agreement..................10
     Maximum Rate..................10
     Mexican Subsidiaries..................10
     Net Cash Generated..................10
     Net Income..................10
     Note and Notes..................10
     Opcom..................10
     Opcom Bank Agency Agreement..................10
     Opcom Revolving Loan..................10
     Opcom Revolving Loan Commitment..................10
     Opcom Working Capital Commitment..................11
     Operating Account(s)..................11
     Optek International..................11
     Optron de Mexico..................11
     Original Closing Date..................11
     Original Credit Agreement..................11
     PBGC..................11
     Permitted Exceptions..................11
     Permitted Liens..................11
     Person..................11
     Plan..................11
     Purchase..................12
     Purchase Agreement..................12
     Purchase Documents..................12
     Redeployment Rate..................12
     Reference Rate..................12
     Related Documents..................12
     Related Transactions..................13
     Remaining Term..................13
     Reportable Event..................13
     Reporting Period..................13
     Requirement of Law..................13
     Revolving Loan..................13
     Revolving Loan Commitment..................13
     Revolving Loan Commitment Reduction Amount...............13
     Revolving Loan Commitment Reduction Date.................13
     Revolving Loan Termination Date..................13
     Revolving Note..................13
     Scheduled Reduction in the Revolving Loan Commitment.....13
     Seller..................14
     Senior Management Agreements..................14
     Subsidiary..................14
     Subsidiary Mortgages..................14
     Subsidiary Security Agreement..................14
     Third Amendment..................14
     Total Fixed Charges..................14
     Total Liabilities..................14
     Tranche, Tranche One, Tranche Two, Tranche Three,
     Tranche Four, Tranche Five, and Tranche Six....15
     Triggering Event..................15
     Type of Loan..................15
     Unmatured Event of Default..................15
     Warrant..................15
     Welfare Plan..................15
     Working Capital..................15
     Working Capital Commitment..................15
     Working Capital Commitment Extension Request......15
     Working Capital Loan..................15
     Working Capital Loan Termination Date.............15
     Working Capital Note..................15
1.2  Accounting and Financial Determinations...........15
1.3  Cross References; Headings..................16

SECTION 2  COMMITMENTS OF LENDER; PROCEDURES FOR BORROWING...16
2.1  Commitments..................16
2.1.1  Revolving Loan Commitment..................16
2.1.2  Working Capital Commitment..................17
2.2  Extension of Working Capital Loan Termination Date......17
2.3  Various Types of Loans..................18
2.4  Loan Requests; Deemed Loans..................18
2.5  Certain Waivers..................19
2.6  Conditions..................19

SECTION 3  NOTES; RECORDKEEPING..................19
3.1  Revolving Notes..................19
3.2  Working Capital Note..................20
3.3  Recordkeeping..................20
3.4  Replacement Notes..................20

SECTION 4  INTEREST..................21
4.1  Tranches; Interest Rates on Revolving Loan..............21
4.2  Interest Rate on Working Capital Loans..................22
4.3  Interest Payment Dates..................22
4.4  Setting and Notice of Rates..................23
4.5  Computation of Interest..................23
4.6  Limitation on Interest..................23
4.7  Additional Interest..................24

SECTION 5  FEES..................24
5.1  Revolving Loan Non-Use Fee..................24
5.2  Working Capital Loan Non-Use Fee..................24
5.3  Closing Fee..................25
5.4  Computation of Fees..................25

SECTION 6  ACCOUNTS; REDUCTION OR TERMINATION OF THE
COMMITMENTS; PREPAYMENT..................25
6.1  Accounts..................25
6.2  Reduction or Termination of the Revolving Loan
Commitment..................29
6.3  Reduction or Termination of the Working Capital
Commitment..................31
6.4  Mandatory Prepayments..................31
6.5  Voluntary Prepayments..................32
6.6  Prepayment of Loans..................32

SECTION 7  MAKING OF PAYMENTS; SETOFF..................33
7.1  Making of Payments..................33
7.2  Due Date Extension..................33
7.3  Setoff..................33
7.4  Other Accounts..................33

SECTION 8  INCREASED COSTS AND OTHER SPECIAL
PROVISIONS..................34
8.1  Increased Costs..................34
8.2  Funding Losses..................35
8.3  Discretion of Lender as to Manner of Funding......35
8.4  Conclusiveness of Statements; Survival of
Provisions..................35

SECTION 9  COLLATERAL SECURITY; WARRANT................35
9.1  Borrower..................35
9.1.1 Borrower's Personal Property..................35
9.1.2 Borrower's Real Estate..................36
9.1.3 Life Insurance..................36
9.2  Subsidiaries..................36
9.2.1  Personal Property..................36
9.2.2 Real Estate..................36
9.3  Warrant..................36
9.4  Change of Location or Name..................37
9.5  Deliveries; Further Assurances..................37
9.6  Subsequently Acquired Property..................38

SECTION 10 REPRESENTATIONS AND WARRANTIES..................38
10.1  Due Organization, Authorization, etc.................39
10.2  Certain Agreements..................39
10.3  Financial Information; Financial Condition.......39
10.4  Litigation and Contingent Obligations................41
10.5  Liens..................42
10.6  Absence of Default..................42
10.7  Plans and Welfare Plans..................43
10.8  Investment Company Act..................43
10.9  Regulations G, U and X..................43
10.10  Proceeds..................43
10.11  Confirmation of Warranties in Purchase Agreement...43
10.12  Insurance..................44
10.13  Material Disruptions..................44
10.14  Patents, Trademarks, etc..................44
10.15  Ownership of Properties; Property Schedule.......44
10.16  Business Locations; Trade Names..................45
10.17  Accuracy of Information..................45
10.18  Subsidiaries..................45
10.19  Hazardous Materials..................45
10.20  Agent's Fees..................45
10.21  Taxes..................46
10.22  Securities Laws..................46
10.23  Governmental Authorizations..................46
10.24  Compliance with Laws..................47
10.25  Employees and Labor..................47
10.26  Purchase..................47
10.27  Assignment of Claims Act..................48
10.28  Bulk Sales Notices..................48

SECTION 11  COVENANTS..................48

SECTION 11A  AFFIRMATIVE COVENANTS..................48
11A.1  Reports, Certificates and Other Information..48
11A.1.1  Audit Report..................48
11A.1.2  Quarterly Reports..................49
11A.1.3  Monthly Reports...................49
11A.1.4  Business Plan..................49
11A.1.5  Compliance Certificates..................50
11A.1.6  Auditors' Materials..................50
11A.1.7  Reports to SEC and to Shareholders..................50
11A.1.8  Notice of Default, Litigation, License and
ERISA Matters..................50
11A.1.9  Insurance Reports..................51
11A.1.10  Information Concerning Subsidiaries..................51
11A.1.11  List of Officers and Directors..................51
11A.1.12  Weekly Reports..................51
11A.1.13  Borrowing Certificate..................51
11A.1.14  Notice of Triggering Event..................52
11A.1.15  Other Information..................52
11A.2  Corporate Existence; Foreign Qualification......52
11A.3  Books, Records and Inspections..................52
11A.4  Insurance..................52
11A.5  Taxes and Liabilities..................53
11A.6  Current Ratio..................53
11A.7  Adjusted Net Worth..................53
11A.8  Plans and Welfare Plans..................54
11A.9  Collateral Documents..................54
11A.10  Compliance with Laws..................54
11A.11  Maintenance of Permits..................54
11A.12  Lender as Observer..................55
11A.13  Opcom Warrant..................55
11A.14  Title Policy..................55
11A.15  Subsidiary Mortgages..................55

SECTION 11B  NEGATIVE COVENANTS..................56
11B.1  Working Capital..................56
11B.2  Net Cash Ratio..................56
11B.3  Total Liabilities Ratio..................56
11B.4  Annual Interest Coverage Ratio..................57
11B.5  Quarterly Interest Coverage Ratio..................57
11B.6  Purchase, Redemption, Dividend, Interest and Payment
Restrictions..................58
11B.7  Gross Capital Expenditures..................59
11B.8  Guaranties, Loans, Advances or
Investments..................59
11B.9  Mergers, Consolidations, Sales..................60
11B.10  Leases..................60
11B.11  Unconditional Purchase Obligations.............61
11B.12  Regulations G, U and X..................61
11B.13  Subsidiaries..................61
11B.14  No Amendment of Certain Documents..............61
11B.15  Other Agreements..................61
11B.16  Business Activities..................61
11B.17  Transactions with Affiliates..................61
11B.18  Environmental Liabilities..................62
11B.19  Indebtedness..................62
11B.20  Liens..................62
11B.21  Compensation..................63

SECTION 12  CONDITIONS..................63
12.1  Effectiveness of this Agreement..................63
12.1.1  No Default..................63
12.1.2  Warranties and Representations..................63
12.1.3  Litigation..................64
12.1.4  Fees..................64
12.1.5  Documents..................64
12.1.6  Legality..................66
12.2  All Loans..................66
12.2.1  No Default; Reaffirmation of Warranties and
Representations..................66
12.2.2  Litigation; Adverse Changes..................66
12.2.3  Minimum Loan Balance..................67
12.3  Extensions of Working Capital Commitment.........67

SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT.........67
13.1  Events of Default..................67
13.1.1  Non-Payment of Loans..................67
13.1.2  Non-Payment of Fees, etc..................68
13.1.3  Non-Payment of Other Indebtedness............68
13.1.4  Other Material Obligations..................68
13.1.5  Bankruptcy, Insolvency, etc..................68
13.1.6  Non-compliance with Certain Provisions.......69
13.1.7  Non-compliance with Other Provisions.........69
13.1.8  Warranties and Representations..................69
13.1.9  Plans..................70
13.1.10  Related Documents..................70
13.1.11  Collateral..................70
13.1.12  Change in Ownership..................70
13.1.13  Litigation..................70
13.2  Effect of Event of Default..................71

SECTION 14  GENERAL..................71
14.1  Waiver; Amendments..................71
14.2  Confirmations..................71
14.3  Notices..................72
14.4  Costs, Expenses and Taxes..................72
14.5  Indemnification..................73
14.6  Confirmation of Collateral Documents..................74
14.7  SUBMISSION TO JURISDICTION..................75
14.8  GOVERNING LAW..................75
14.9  Sales of Notes; Participation..................75
14.10  JURY TRIAL..................76
14.11  Successors and Assigns..................76


                            SCHEDULES

SCHEDULE IRevolving Loan Commitment Reduction Amounts
(Section 2.1.1)
SCHEDULE IITranche Amounts
SCHEDULE IIILocations of Bank Accounts (Section 7.4)
SCHEDULE IVLitigation (Section 10.4)
SCHEDULE VInsurance (Section 10.12)
SCHEDULE VILicense Agreements (Section 10.14)
SCHEDULE VIICertain Property of Parent or Borrower (Section 10.15)
SCHEDULE VIIIBusiness Locations; Trade Names (Section 10.16)
SCHEDULE IXHazardous Materials (Section 10.19)
SCHEDULE XBusiness Activities (Section 11B.16)
SCHEDULE XIIndebtedness; Liens (Sections 11B.19 and 11B.20)
SCHEDULE XIIWelfare Plan Liabilities (Section 10.7)
SCHEDULE XIII  Employees Subject to Employment Agreements
SCHEDULE XIV Employees To Be Insured (Section 11.A.4)
SCHEDULE XV Subsidiaries (Section 10.18 and Section 11B.13)
SCHEDULE XVI Compensation (Section 11B.21)

                             EXHIBITS

EXHIBIT A Revolving Note (Section 3.1)
EXHIBIT B Working Capital Note (Section 3.2)
EXHIBIT C Working Capital Commitment Extension Request
(Section 2.2)
EXHIBIT D Bank Agency Agreement (Section 6.1(a))
EXHIBIT D-2 Opcom Bank Agency Agreement (Section 6.1(a))
EXHIBIT E Insurance Assignment (Section 9.1.3)
EXHIBIT F Borrower Security Agreement (Section 9.1.1)
EXHIBIT G-1 Borrower Pledge Agreement (U.S. Stock) (Section 9.1.1) EXHIBIT G-2 Borrower Pledge Agreement (Mexican Stock)
(Section 9.1.1)
EXHIBIT H Form of Borrower Mortgage (Section 9.1.2)
EXHIBIT I Subsidiary Security Agreement (Section 9.2.1)
EXHIBITS J-1 and J-2 Subsidiary Mortgages (Section 9.2.2)
EXHIBIT K Warrant Agreement (Section 9.3)
EXHIBIT L Compliance Certificate (Section 11A.1.5)
EXHIBIT M Opinion of Hewitt & Hewitt, Inc., counsel for Borrower
(Section 12.1.6(l))
EXHIBIT N Borrowing Certificate (Section 11A.1.13)


                       AMENDED AND RESTATED
                     SECURED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this
"Agreement"), dated as of January 20, 1994, is entered into between OPTEK TECHNOLOGY, INC., a Delaware corporation (the "Borrower") and HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation (the "Lender").

                            BACKGROUND

     1. On July 1, 1988, Optron, Inc., a Texas corporation ("Optron"), Borrower, and Lender entered into a Secured Credit Agreement (such Secured Credit Agreement as amended by the First Amendment, dated as of January 16, 1989, the Second Amendment, dated as of January 24, 1989, the Third Amendment, dated as of January 31, 1991, and the Fourth Amendment, dated as of November 27, 1991, being herein referred to as the "Original Credit Agreement"; the other capitalized terms used herein shall have the meanings set forth in Section 1 unless otherwise defined herein) pursuant to which Lender made working capital loans and reducing revolving loans.

     2. Pursuant to the Third Amendment, the Lender made available to Borrower the Delco-Remy Revolving Loan Commitment pursuant to which it made the Delco-Remy Revolving Loans.

     3. Pursuant to the Fourth Amendment, the Lender made available to Opcom the Opcom Revolving Loan Commitment and the Opcom Working Capital Commitment for which Borrower was jointly and severally liable.

     4. Borrower desires that the Original Credit Agreement be amended and restated to, among other things:

     (i) combine the Delco-Remy Revolving Loan Commitment, the Opcom Revolving Loan Commitment, the Opcom Working Capital Commitment and the Revolving Loan Commitment established by the Original Credit Agreement into one reducing revolving loan facility,

     (ii) extend the Working Capital Commitment, and

     (iii) revise the financial covenants applicable to Borrower.

     5. As security for the loans made or to be made by Lender to, or for the account of, Borrower, Borrower and each of its Subsidiaries has granted to Lender a lien on, and a security interest in, all of its assets.

     Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the Original Credit Agreement is amended and restated in its entirety, and the parties hereto agree, as follows:

SECTION 1  CERTAIN DEFINITIONS.

     SECTION 1.1 Certain Definitions. When used herein the following terms shall have the following meanings:

     Account shall have the meaning provided in the Uniform
Commercial Code as from time to time in effect in any applicable jurisdiction.

     Account Debtor shall mean any Person obligated on or under any Account or General Intangible.

     Acquired Assets shall have the meaning provided therefor in the Purchase Agreement.

     Adjusted Net Worth shall mean, at any date, (a) $1,000,000, plus (b) Net Income plus depreciation and amortization expenses, to the extent that the same are deducted from net revenues in determining Net Income, for the period beginning on the Amended and Restated Closing Date to and including the date of calculation (treating such period as one accounting period), less (c) all payments pursuant to Section 11B.6(ii) made by Borrower during the period beginning on the Amended and Restated Closing Date and ending on the date of calculation and less (d) unless subtracted in determining Net Income and without double counting, all amounts paid by Borrower and its Subsidiaries to purchase, redeem or otherwise acquire any shares of Borrower's capital stock. Nothing contained herein shall be deemed to permit Borrower or any of its Subsidiaries to take any action otherwise prohibited by this Agreement.

     Adjusted Operating Profit shall mean, for any period, Net Income for such period before deduction of any amount which, in conformity with GAAP, would be set forth opposite the caption "income tax expense" (including deferred income taxes) (or any like caption) on a consolidated income statement of Borrower and its Subsidiaries for such period, less any amount which, in conformity with GAAP, would be set forth opposite the caption "extraordinary pre-tax gain" (or any like caption) on such an income statement, plus Interest Expense for such period, plus an amount which, in conformity with GAAP, would be set forth opposite the caption "depreciation and amortization expenses" (or any like caption) (including, without limitation, amortization of Intangible Assets) on such an income statement for such period, to the extent the same are deducted from consolidated net revenues, in conformity with GAAP, in determining Net Income for such period.

     Affiliate of any Person shall mean (i) any director (or Person holding the equivalent position) or officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, and (ii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be

     (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (i) to vote 10% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or

     (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

     (b) "controlled by" or "under common control with" such other Person if such other Person is a member of the immediate family of such Person or is the executor, administrator, or other personal representative of such Person.

     Agent Bank shall mean any bank serving in the capacity of agent for Lender under the Bank Agency Agreements.

     Amended and Restated Closing Date shall mean January 20, 1994.

     Applicable Margin shall mean, with respect to Revolving Loans in Tranche Three, 3.5%; Tranche Five, 4.5%; and Tranche One, 3.5%.

     Applicable Rate - see Section 4.6(a).

     Assumed Liabilities shall have the meaning provided therefor in the Purchase Agreement.

     Bank Agency Agreement - see Section 6.1(a).

     Borrower - see Preamble.

     Borrower Bank Agency Agreement - see Section 6.1(a).

     Borrower Mortgages - see Section 9.1.2.

     Borrower Pledge Agreement - see Section 9.1.1.

     Borrower Security Agreement - see Section 9.1.1.

     Borrowing Certificate - see Section 11A.1.13.

     Business Day shall mean any day of the year (other than any Saturday or Sunday) on which the Federal Reserve Bank is open for business in Chicago, Illinois.

     Cash Equivalents shall mean any or all of the following: obligations of, or guaranteed as to interest and principal by, the United States Government maturing within 90 days after the date on which such obligations are purchased; open market commercial paper of any corporation (other than Borrower or any of its Affiliates) incorporated under the laws of the United States of America or any State thereof or the District of Columbia rated "Prime-1" or its equivalent by Moody's Investors Service Inc. or "A-1" or its equivalent by Standard & Poor's Corporation; or certificates of deposit maturing within 180 days after the issuance thereof issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof and which are either (a) fully insured by the Federal Deposit Insurance Corporation or (b) issued by banks (i) having a combined capital and surplus in excess of $500,000,000 or (ii) being one of the four domestic banks having the largest combined capital and surplus among banks having their principal offices in Chicago, Illinois.

     Cash Instruments shall mean all cash, checks, drafts and other similar writings for the payment of money.

     Collateral shall mean all property and/or rights on or in which a Lien or security interest is granted to Lender (or to any agent, trustee or other party acting on behalf of Lender) pursuant to this Agreement or any of the Collateral Documents or any other instruments or documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

     Collateral Documents shall mean the Borrower Security Agreement, the Operating Account Agreement, the Subsidiary Security Agreement, the Borrower Mortgages, the Subsidiary Mortgages, the Insurance Assignment, the Bank Agency Agreement, the Borrower Pledge Agreement and any and all other documents provided for in
Section 9 or pursuant to which a Lien is granted to Lender (or to any agent, trustee, or other party acting on behalf of Lender) as security for any of the Liabilities, as the same may be amended, modified or supplemented from time to time.

     Collected Balances - see Section 6.1(d).

     Commitment and Commitments - see the last paragraph of
Section 2.1.

     Compliance Certificate - see Section 11A.1.5.

     Contingent Obligation as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     Contractual Obligation of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     Controlled Group shall mean Borrower and any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

     Current Assets shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, less cash, Cash Instruments, and Cash Equivalents.

     Current Liabilities shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, less any portion thereof attributable to the Notes, leases which have been, or, in accordance with GAAP, should be, recorded as capitalized leases and any other Indebtedness permitted hereunder.

     Current Ratio shall mean, at any date, the ratio on such date of (x) Current Assets (excluding Intangible Assets) to (y) Current Liabilities.

     Delco-Remy Loan Commitment shall have the meaning given to such term in the Original Credit Agreement.

     Delco-Remy Revolving Loan shall have the meaning given to such term in the Original Credit Agreement.

     Division has the meaning assigned to such term in the Original Credit Agreement.

     Dollar(s) and the sign "$" shall mean lawful money of the United States of America.

     Employment Agreements shall mean those certain Employment Agreements in existence as of the Amended and Restated Closing Date by and between Borrower and those persons listed in Schedule XIII, together with any amendments, modifications and supplements to any thereof as may be permitted by this Agreement.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute or similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     Event of Default shall mean any of the events described in
Section 13.1.

     Fiscal Quarter of Borrower shall mean a period of three consecutive Reporting Periods, commencing, in the case of the first Fiscal Quarter, on the first day of such Person's Fiscal Year, and in the case of each succeeding Fiscal Quarter, on the day following the end of the preceding Fiscal Quarter.

     Fiscal Year of Borrower shall mean a period of 52 or 53 weeks, as applicable, commencing on the first day following the last
Friday in October of each calendar year and ending on the last
Friday in October of the subsequent calendar year.

     Fixed Rate Loan - see Section 2.3.

     Floating Rate Loan - see Section 2.3.

     Force Majeure shall mean acts of God, acts of public enemies, insurrections, riots, civil disturbances, strikes, boycotts, other direct consequences of a labor dispute, other industrial disturbances, fires, explosions, floods, epidemics, quarantine restrictions, shortages of materials, equipment or transportation, freight embargoes, power or utility failures, orders or acts, or failures to act, of civil or military authority or other similar causes beyond the control of Borrower.

     Fourth Amendment shall mean the Fourth Amendment to Secured
Credit Agreement dated as of November 27, 1991 among Borrower,
Opcom and Lender.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     General Intangible shall mean any of a Person's "general intangibles", as defined in the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

     Gross Capital Expenditures shall mean, for any period, the total of all expenditures incurred by Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets during such period, without any deduction for trade-ins, salvage values, resales or similar recoveries, including the amount which in accordance with GAAP is or should be initially posted to Borrower's consolidated balance sheet with respect to leases entered into during such period which have been, or, in accordance with GAAP, should be, recorded as capitalized leases.

     Hazardous Material shall mean and include (i) any asbestos, PCBs or dioxins, or insulation or other material composed of or containing asbestos, PCBs or dioxins or (ii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     Household Loan Receipt Account - See Section 6.1(b)

     Household Loan Receipt Account Agreement - See Section 6.1(a).

     Indebtedness of a Person shall mean (a) indebtedness of such Person for borrowed money, (b) indebtedness of such Person for the deferred purchase price of services or property, excluding trade payables incurred in the ordinary course of business, (c) obligations of such Person under leases which have been, or, in accordance with GAAP, should be, recorded as capitalized leases,
(d) indebtedness of such Person arising under acceptance facilities, (e) obligations of such Person with respect to judgments, awards or decrees and (f) indebtedness of such Person consisting of unpaid reimbursement obligations in respect of all drawings under letters of credit issued for the account of such Person (including, without limitation, with respect to each of the foregoing clauses (a) through (f), any such indebtedness or obligation which is non-recourse to the credit of such Person but is secured by assets of such Person). Indebtedness shall not include the liability of any Person for judgments, awards or decrees (i) to the extent that such Person is fully insured and with respect to which the insurer has assumed responsibility in writing, (ii) to the extent that such Person is fully indemnified (upon terms and by creditworthy indemnitors which are satisfactory to Lender) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which such Person shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review).

     Insurance Assignment - see Section 9.1.3.

     Intangible Assets of any Person shall mean licenses, franchises, patents, patent applications, trademarks, computer software rights, goodwill and research and development expense or other like intangibles shown on the consolidated balance sheet of such Person.

     Interest Coverage Ratio Number 1 shall mean, for any period, the ratio of (a) the excess of (i) Adjusted Operating Profit for such period over (ii) the aggregate amount incurred by Borrower and its Subsidiaries during such period on account of Gross Capital Expenditures to (b) Interest Expense for such period.

     Interest Coverage Ratio Number 2 shall mean, for any period, the ratio of (a) Adjusted Operating Profit for such period to (b)
Interest Expense for such period.

     Interest Expense shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption
"interest expense" (or any like caption) on an income statement of Borrower and its Subsidiaries for such period.

     Lease Obligations of any Person shall mean, at any date, the rental commitments of such Person under leases for real and/or personal property (including taxes, insurance, maintenance and similar expenses which such Person is obligated to pay under the terms of said leases) on such date, whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person or in the notes thereto, excluding, however, obligations under leases which have been, or, in accordance with GAAP, should be, recorded as capitalized leases.

     Lender - see Preamble.

     Lender Party - see Section 14.5.

     Liabilities shall mean (i) all obligations to Lender and its successors and assigns of Borrower or any of its Subsidiaries under or in connection with this Agreement, any Note, or the other Related Documents, (ii) all other obligations of Borrower or any of its Subsidiaries to Lender, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, and whether or not arising out of or in connection with this Agreement, any Note, or any of the other Related Documents, and (iii) all other obligations of Borrower or any of its Subsidiaries to Lender and its successors and assigns in connection with the Related Transactions.

     Lien shall, when used with respect to any Person, mean any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment in its business which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of security title, financing or similar statement or notice or arising as a matter of law, judicial process or otherwise.

     Loans and Loan - see the last paragraph of Section 2.1.

     Lockbox(es) - see Section 6.1(b).

     Master Account(s) - see Section 6.1(b).

     Material Licensing Agreement - see Section 10.14.

     Maximum Rate - shall mean the maximum lawful rate of interest (if any) permitted by applicable usury laws, which rate shall change when and as such laws change, to the extent permitted by such laws, effective on the day such change in law becomes effective.

     Mexican Subsidiaries - shall mean Optron de Mexico and
Semiconductores Opticos, S.A. de C.V.

     Net Cash Generated shall mean, for any period, an amount equal to (a) Adjusted Operating Profit for such period, less (b) Gross Capital Expenditures incurred during such period, plus (c) the amount of any reduction (or minus the amount of any increase) in Working Capital in such period.

     Net Income shall mean, for any period, consolidated net income or loss of Borrower and its Subsidiaries as it would appear on an income statement of Borrower and its Subsidiaries for such period prepared in accordance with GAAP, less, to the extent not subtracted from gross income in computing net income, the amounts paid or payable under Sections 11B.6(i) and, if paid or payable by Borrower or any of its Subsidiaries to any Affiliate of Borrower (other than Borrower and its Subsidiaries), 11B.6(iii).

     Note and Notes shall mean the Revolving Note and the Working
Capital Note, or any of them.

     Opcom shall mean OTX Corporation (formerly Opcom, Inc.), a
Texas corporation and a partially-owned Subsidiary of Borrower.

     Opcom Bank Agency Agreement - see Section 6.1(a).

     Opcom Revolving Loan shall have the meaning given to such term in the Original Credit Agreement.

     Opcom Revolving Loan Commitment shall have the meaning given to such term in the Original Credit Agreement.

     Opcom Working Capital Commitment shall have the meaning given to such term in the Original Credit Agreement.

     Operating Account(s) - see Section 6.1(b).

     Optek International shall mean Optek International Inc., a
Texas corporation and a wholly-owned Subsidiary of Borrower.

     Optron de Mexico - shall mean Optron de Mexico, S.A. de C.V.

     Original Closing Date shall mean July 14, 1988.

     Original Credit Agreement - see Background.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Permitted Exceptions shall mean (i) Liens for taxes not yet due and payable or for installments of special assessments not yet due and payable, (ii) easements, covenants, conditions and restrictions of record which are not violated by existing uses or improvements, do not interfere with the use of the related property and do not adversely affect the merchantability of the title to the related property, and (iii) such other matters as Lender may approve in writing.

     Permitted Liens - see Section 11B.20.

     Person shall mean any natural person, corporation, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

     Plan shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     Purchase shall mean the transactions contemplated by the Purchase Agreement.

     Purchase Agreement shall mean that certain Agreement of Purchase and Sale dated as of May 25, 1988 between Optron, Inc. and TRW Inc., together with all schedules thereto and the Disclosure Packages (as defined therein) delivered thereunder and as hereafter amended, modified or supplemented as permitted by this Agreement.

     Purchase Documents shall mean the Purchase Agreement and any other instrument, document or agreement executed in connection therewith, together with all amendments, modifications and supplements thereto permitted by this Agreement.

     Redeployment Rate shall mean, when used to calculate any amount payable under Section 6.6 in connection with the repayment of a Fixed Rate Loan, the rate of interest (expressed as an annual rate) equal to the Applicable Margin plus the simple average of the yields to maturity, rounded to three decimal places, published for the direct obligations of the United States in an amount closest to the amount being repaid and with a remaining term closest to the applicable Remaining Term in The Wall Street Journal on each of the five Business Days prior to the date of repayment; provided, however, that if The Wall Street Journal shall not have published such a yield to maturity on any day, such yield to maturity shall be the arithmetic mean of the secondary market yield to maturity implicit in bids of three primary United States government securities dealers in New York City or Chicago selected by Lender as of approximately 3:30 p.m., New York City time, on that day for the issue of United States Treasury instruments with the remaining term closest to the applicable Remaining Term.

     Reference Rate shall mean at any time the rate per annum then most recently announced by The First National Bank of Chicago, a national banking association, as its corporate base rate at Chicago, Illinois (or if such rate is not being quoted, the rate which is the successor to such rate, and if no successor is being quoted, the rate conceptually equivalent to such rate which the domestic commercial bank having the highest combined capital and surplus of any bank having its principal office in Chicago, Illinois is quoting).

     Related Documents shall mean the Notes, the Employment
Agreements, the Collateral Documents, the Warrant, the Senior
Management Agreements and the Purchase Documents.

     Related Transactions shall mean all transactions contemplated by the Original Credit Agreement, this Agreement and the Related Documents, including, without limitation, the Purchase, the Loans, and the granting by Borrower and its Subsidiaries of Liens on the Collateral to secure the Liabilities.

     Remaining Term shall mean, with respect to any Fixed Rate
Loan, the period from and including the date of repayment to but excluding the scheduled maturity date for such Loan or any portion thereof.

     Reportable Event shall have the meaning given to such term by ERISA.

     Reporting Period shall mean a period of four or five weeks, as applicable, with two such consecutive four week periods commencing on the first day of a Fiscal Quarter and one five week period commencing on the day after the last day of the second such fiscal period, except that in Fiscal Years containing 53 weeks, the last Reporting Period in the Fiscal Year shall contain six weeks.

     Requirement of Law for any Person shall mean the corporate charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court of other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     Revolving Loan - see Section 2.1.1.

     Revolving Loan Commitment - see Section 2.1.1.

     Revolving Loan Commitment Reduction Amount - see Section
6.2(a).

     Revolving Loan Commitment Reduction Date shall mean each date indicated as such in Schedule I or, if such date is not a Business Day, the next succeeding Business Day.

     Revolving Loan Termination Date - see Section 2.1.1.

     Revolving Note - see Section 3.1.

     Scheduled Reduction in the Revolving Loan Commitment for any period shall mean the amount set forth in the lower portion of
Schedule I opposite any date which falls within such period.

     Seller shall mean TRW Inc.

     Senior Management Agreements - see Section 11B.6(i).

     Subsidiary shall mean a corporation of which the indicated Person and/or its other subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at the time of any determination hereunder more than 50% of voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such corporation).

     Subsidiary Mortgages - see Section 9.2.2.

     Subsidiary Security Agreement - see Section 9.2.1.

     Third Amendment shall mean the Third Amendment to Secured
Credit Agreement dated as of January 31, 1991 between Borrower and
Lender.

     Total Fixed Charges shall mean, for any period, the sum of (i) all scheduled or accelerated payments of interest or principal on account of Indebtedness of Borrower and its Subsidiaries, including any and all penalties, premiums, prepayment fees or the like thereon (including without limitation any Scheduled Reduction in the Revolving Loan Commitment, whether or not such reduction gives rise to a payment of any Loans) with respect to such period, plus
(ii) taxes paid or payable with respect to such period and which are of a type included in Net Income in determining Adjusted Operating Profit, plus (iii) amounts paid or payable by Borrower and its Subsidiaries under Section 11B.6(ii) with respect to such period, plus (iv) to the extent not subtracted in determining Net Income and without double counting, all amounts paid by Borrower and its Subsidiaries with respect to such period (A) to purchase, redeem or otherwise acquire any of Borrower's capital stock or (B) in respect of the purchase of or satisfaction of any principal installment on any Indebtedness of Borrower or any Affiliate of Borrower. Nothing contained herein shall be deemed to permit Borrower or any Subsidiary thereof to take any action otherwise prohibited by this Agreement. For purposes of the foregoing, "scheduled or accelerated payments" shall not include (A) repayments of Loans pursuant to clauses sixth or seventh of the last paragraph of Section 6.1(d), or (B) repayments of Loans following any reductions or termination of the Commitments pursuant to Section 6.2(b) or 6.3.

     Total Liabilities at any date shall mean the sum of (i) the amount which, in conformity with GAAP, would be set forth opposite the caption "liabilities" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, plus
(ii) the aggregate amount of Contingent Obligations of Borrower and its Subsidiaries outstanding on such date (other than those which would constitute liabilities under the foregoing clause (i)).

     Tranche, Tranche One, Tranche Two, Tranche Three, Tranche
Four, Tranche Five, and Tranche Six - see Section 4.1.

     Triggering Event shall mean (i) any consolidation, merger or sale, transfer or other disposition of all or substantially all of Borrower's property, assets or business other than a consolidation or merger of Borrower with a wholly-owned Subsidiary of Borrower, or (ii) any prepayment of the Loans from the proceeds of a public offering or private placement of its equity or debt securities or from any loans or any other refinancing.

     Type of Loan - see Section 2.3. The two types of Loans under this Agreement are Floating Rate Loans and Fixed Rate Loans.

     Unmatured Event of Default shall mean any event which, if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

     Warrant - see Section 9.3.

     Welfare Plan means a "welfare plan", as such term is defined in section 3(i) of ERISA.

     Working Capital shall mean, at any date, the excess of Current Assets over Current Liabilities as at said date.

     Working Capital Commitment - see Section 2.1.2.

     Working Capital Commitment Extension Request - see Section
2.2.

     Working Capital Loan - see Section 2.1.2.

     Working Capital Loan Termination Date - see Section 2.1.2.

     Working Capital Note - see Section 3.2.

     SECTION 1.2 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement or the Related Documents, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement or such Related Document, on a consolidated basis so as to include Subsidiaries of Borrower in each such calculation, and in accordance with GAAP; provided, however, that if any promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial announcement of which is made after the Closing Date, results in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 11A or 11B hereof from the method used at the time of preparation of the financial statements referred to in Section 10.3 hereof, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. When used herein, the term "financial statement" shall include the notes and schedules thereto.

     SECTION 1.3 Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement or in any of the Related Documents shall refer to this Agreement or such Related Document as a whole and not to any particular provision of this Agreement or such Related Document. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement and the Related Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Related Document or any provision hereof or thereof.

     SECTION 2  COMMITMENTS OF LENDER; PROCEDURES FOR BORROWING.

     SECTION 2.1 Commitments. Subject to the terms and conditions of this Agreement, Lender agrees:

     2.1.1 Revolving Loan Commitment. To make loans to Borrower (herein collectively called the "Revolving Loans" and individually called a "Revolving Loan") on a revolving basis from time to time before October 31, 1998 (herein called the "Revolving Loan Termination Date") in such amounts as Borrower may from time to time request; provided that the aggregate principal amount of all Revolving Loans from time to time outstanding shall not exceed, during any period, the amount set forth in Schedule I (as adjusted pursuant to this Agreement, including pursuant to Section 6.2) applicable to such period and the aggregate principal amount of Revolving Loans in each Tranche shall not exceed, during any period, the amount set forth in Schedule II for such Tranche (as adjusted pursuant to this Agreement, including pursuant to Section 6.2) applicable to such period. Revolving Loans made after the Amended and Restated Closing Date shall be deemed to be in Tranche Six to the extent of availability in Tranche Six, then in Tranche Four to the extent of availability in Tranche Four and then in Tranche Two to the extent of availability in Tranche Two. The foregoing commitment of Lender is herein called the "Revolving Loan Commitment".

     2.1.2 Working Capital Commitment. To make loans to Borrower (herein collectively called the "Working Capital Loans" and individually called a "Working Capital Loan"), from time to time before October 31, 1995, or such later date as may be established pursuant to Section 2.2 (herein called the "Working Capital Loan Termination Date") in such amounts as may from time to time be requested by the Borrower; provided that the aggregate principal amount of all Working Capital Loans from time to time outstanding shall not exceed $10,500,000 (or such lesser amount as Borrower shall specify in any notice delivered pursuant to Section 2.2 or
Section 6.3) and, provided, further Working Capital Loans shall only be made when there is no availability under the Revolving Loan Commitment. The foregoing commitment of Lender is herein called the "Working Capital Commitment".

     The Revolving Loan Commitment and the Working Capital
Commitment are herein collectively called the "Commitments" and individually called a "Commitment"; and the Revolving Loans and the Working Capital Loans are herein collectively called "Loans" and individually called a "Loan".

     SECTION 2.2 Extension of Working Capital Loan Termination Date. Borrower may, pursuant to a Working Capital Commitment Extension Request substantially in the form set forth in Exhibit C, delivered to Lender not more than 120, nor less than 45, Business Days prior to the then scheduled Working Capital Loan Termination Date, request Lender to extend all or part (as specified in such Working Capital Commitment Extension Request) of its Working Capital Commitment for an additional period consisting of one Fiscal Year beginning on the day following the then scheduled Working Capital Loan Termination Date. If no Event of Default or Unmatured Event of Default has occurred and is continuing on the date the Working Capital Commitment Extension Request is received by Lender and on the then scheduled Working Capital Loan Termination Date and if Borrower has complied with Section 12.3 hereof, the Working Capital Loan Termination Date shall be so extended, subject to Lender's consent in writing to such extension of its Working Capital Commitment for requests made to extend the Working Capital Loan Termination Date to a date on or after October 31, 1998 which consent may be withheld in Lender's sole and absolute discretion. Lender shall use reasonable efforts to respond within 25 Business Days to any Working Capital Commitment Extension Request made to extend the Working Capital Loan Termination Date to a date on or after October 31, 1998; provided, however, that any failure of Lender to respond to any such Working Capital Commitment Extension Request shall not create any claim against Lender; and provided, further, that failure to respond to any Working Capital Commitment Extension Request made to extend the Working Capital Loan Termination Date to a date on or after October 31, 1998 shall have the effect of denying such Working Capital Commitment Extension Request.

     SECTION 2.3 Various Types of Loans. As specified in Section 4, a certain portion of the outstanding principal amount of the Loans may bear interest at a rate which is fixed as of a date prior to the making thereof. Such portion of the principal amount of the Loans is herein called a "Fixed Rate Loan". The Loans, to the extent that the interest rate payable thereon is not so fixed and during any period when such interest rate is not so fixed, are herein collectively called "Floating Rate Loans" and individually called a "Floating Rate Loan".

     SECTION 2.4 Loan Requests; Deemed Loans. (a) Borrower shall give notice (which may be oral and shall be confirmed in writing on the fifteenth day of the next month by delivery of a Borrowing Certificate to Lender) of each proposed borrowing by 10:00 a.m., Chicago time on the day of, or within 5 Business Days prior to, the proposed date of such borrowing. Each notice given pursuant to this Section shall be irrevocable. Each such notice shall specify the date, amount and type of borrowing. Subject to receipt by Lender of the documents required under Section 11 with respect to such borrowing and the satisfaction of all other conditions precedent to such borrowing, on the requested borrowing date Lender shall pay over such funds by wire transfer to the Household Loan Receipt Account maintained by Borrower at Household Bank. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least $100,000 and in an integral multiple of $5,000.

     (b) Notwithstanding any provision herein to the contrary, if at any time or from time to time any interest or fee is due and payable hereunder and the Collected Balances, applied in the order set forth in Section 6.1(d), are not sufficient to pay such interest or fee in full, Borrower shall be deemed to have given the notice required by clause (a) of this Section 2.4 (and to have made all of the representations set forth in a Borrowing Certificate) of a proposed borrowing in the amount necessary to pay the remainder of such interest or fee, and Lender shall be deemed to have made a Loan to Borrower in such amount, which Loan will be deemed to have been used by Borrower to pay the remainder of such interest or fee.

Such Loan shall be deemed to have been a Revolving Loan to the extent of availability of the Revolving Loan Commitment and otherwise shall be deemed to have been a Working Capital Loan.

     SECTION 2.5 Certain Waivers. Borrower waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of the Liabilities and all other notices whatsoever to Borrower with respect to the Liabilities except notices required under Section 13.1. The obligations of Borrower under this Agreement and the Related Documents shall not be affected by (i) the failure of Lender, its successors or assigns, any Lender Party or any holder of any Note or any of the Liabilities to assert any claim or demand or to exercise or enforce any right, power or remedy against Borrower, the Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Liabilities or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment and performance of any of the Liabilities or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person (other than, prior to any Event of Default, any Account Debtor) with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of Borrower.

     SECTION 2.6 Conditions. The making of each Loan shall be subject to the satisfaction of the applicable conditions set forth in Section 12.

     SECTION 3  NOTES; RECORDKEEPING.

     SECTION 3.1 Revolving Notes. The Revolving Loans shall be evidenced by a promissory note (herein, as from time to time supplemented, extended or replaced, called the "Revolving Note"), substantially in the form set forth in Exhibit A, with appropriate insertions, dated the Amended and Restated Closing Date, payable to the order of Lender in the initial principal amount of $28,300,000 (or, if less, in the aggregate unpaid principal amount of all of the Revolving Loans) on the Revolving Loan Termination Date.

     SECTION 3.2 Working Capital Note. The Working Capital Loans shall be evidenced by a promissory note (herein, as such note may be from time to time supplemented, extended or replaced, called the "Working Capital Note") substantially in the form set forth in Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of Lender in the initial principal amount of $10,500,000 (or, if less, in the aggregate unpaid principal amount of all Working Capital Loans hereunder) on the Working Capital Loan Termination Date.

     SECTION 3.3 Recordkeeping. Lender shall record in its records, or at its option on the schedule attached to each Note, the date and amount of each Loan made thereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the applicable Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Borrower hereunder or under the Notes to repay the principal amount of all Loans together with all interest and premium, if any, accruing thereon.

     SECTION 3.4 Replacement Notes. The Indebtedness evidenced by the Revolving Note shall be, (a) to the extent of $20,300,000 aggregate principal amount of Indebtedness, an extension and restatement of all of the Indebtedness evidenced by the "Second Revolving Note", as executed on November 27, 1991, (b) to the extent of $4,000,000 aggregate principal amount of Indebtedness, an extension and restatement of such amount of Indebtedness evidenced by the Second Delco-Remy Revolving Note, as executed on November 27, 1991, (c) to the extent of $2,000,000 aggregate principal amount of Indebtedness, an extension and restatement of such amount of Indebtedness evidenced by the Opcom Revolving Note, as executed on November 27, 1991, and (d) to the extent of $2,000,000 aggregate principal amount of Indebtedness, an extension and restatement of such amount of Indebtedness evidenced by the Opcom Working Capital Note, as executed on November 27, 1991. The Indebtedness evidenced by the Working Capital Note shall be, to the extent of $6,662,273.00 aggregate principal amount of Indebtedness, an extension and restatement of such amount of Indebtedness evidenced by the Working Capital Note as executed on January 31, 1991, and to that extent the Working Capital Note shall be a replacement and substitute for such Working Capital Note. The execution and delivery of this Agreement, the Revolving Note, the Working Capital Note, and any other document or instrument executed in connection therewith on the Amended and Restated Closing Date shall not be construed (i) to have constituted repayment of any amount of principal or of interest owing on the Loans or (ii) to release, cancel, terminate, or otherwise impair all or any part of any security interest granted to the Lender as collateral for the Liabilities. The "Opcom Note", the "Delco-Remy Note" and the "Second Revolving Note" executed pursuant to the Original Credit Agreement shall be marked with the legend "cancelled by restatement" and attached to the Revolving Note executed on the Amended and Restated Closing Date. The Working Capital Note executed pursuant to the Original Credit Agreement shall be marked with the legend "cancelled by restatement" and attached to the Working Capital Note executed on the Amended and Restated Closing Date.

     SECTION 4  INTEREST.

     SECTION 4.1 Tranches; Interest Rates on Revolving Loan.
For purposes of calculating interest and other amounts with respect to the Revolving Loans, the Revolving Loans shall at all times be divided into six Tranches as follows: "Tranche One" shall consist of an aggregate principal amount of $2,000,000 of the Revolving Loans outstanding on the Amended and Restated Closing Date; "Tranche Two" shall consist of an aggregate principal amount of $6,000,000 of the Revolving Loans outstanding on the Amended and Restated Closing Date; "Tranche Three" shall consist of an aggregate principal amount of $10,000,000 of the Revolving Loans outstanding on the Closing Date; "Tranche Four" shall consist of an aggregate principal amount of $0 of the Revolving Loans outstanding on the Amended and Restated Closing Date; "Tranche Five" shall consist of an aggregate principal amount of $6,000,000 of the Revolving Loans outstanding on the Amended and Restated Closing Date; and "Tranche Six" shall consist of an aggregate principal amount of $4,300,000 of the Revolving Loans outstanding on the Amended and Restated Closing Date. Except as provided in Section 6.4, repayments of the Revolving Loans shall be applied first to Loans in the Tranche Six, then to Loans in Tranche Five, then to Loans in Tranche Four, then to Loans in Tranche Three, then to Loans in Tranche Two and then to Loans in Tranche One. Any repayment of Revolving Loans in Tranche Five, Tranche Three and Tranche One shall permanently reduce the availability for such Tranche.

     Subject to Section 4.6, the unpaid principal amount of each Revolving Loan shall bear interest for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full, at the rates per annum specified below:

     (a) the Revolving Loans in Tranche Six shall bear interest at a rate per annum equal to the sum of (i) the Reference Rate from time to time in effect, plus (ii) one and one-half percent (1-1/2%) per annum;

     (b) each Revolving Loan in Tranche Five shall bear interest at a rate of thirteen and 40/100 percent (13.40%) per annum;

     (c) the Revolving Loans in Tranche Four shall bear interest at a rate per annum equal to the sum of (i) the Reference Rate from time to time in effect, plus (ii) two percent (2%) per annum;

     (d) each Revolving Loan in Tranche Three shall bear interest at a rate equal to twelve and 20/100 percent (12.20%) per annum;

     (e) the Revolving Loans in Tranche Two shall bear interest at a rate per annum equal to the sum of (i) the Reference Rate from time to time in effect, plus (ii) four percent (4%) per annum; and

     (f) each Revolving Loan in Tranche One shall bear interest at a rate equal to twelve and 34/100 percent (12.34%) per annum;

provided, however, that in the event that any principal or interest of any Revolving Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Revolving Loan shall bear interest, after the due date of such principal or interest until such principal or interest is paid, at a rate per annum equal to the interest rate applicable to such Revolving Loan under Section 4.1, plus three percent (3%); and provided, further, that in no event shall any Revolving Loan at any time bear interest at a rate in excess of the Maximum Rate.

     SECTION 4.2 Interest Rate on Working Capital Loans. Subject to Section 4.6, interest on the unpaid principal amount of each Working Capital Loan for the period commencing on the date of such Working Capital Loan until such Working Capital Loan is paid in full shall be paid at a rate per annum equal to the Reference Rate from time to time in effect plus one and one-half percent (1-1/2%) per annum; provided, however, that in the event any principal of or interest on any Working Capital Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Working Capital Loan shall bear interest, after the due date of such principal or interest until such principal or interest is paid, at a rate per annum equal to the Reference Rate from time to time in effect (but not less than the Reference Rate in effect at such due date), plus four and three-quarters percent (4-3/4%) per annum; and provided, further, that in no event shall any Working Capital Loan at any time bear interest at a rate in excess of the Maximum Rate.

     SECTION 4.3 Interest Payment Dates. Accrued interest on each Loan shall be payable on the last day of each month and at maturity, commencing with the first of such dates to occur after the date of the initial Working Capital Loan. After maturity (whether by acceleration or otherwise), accrued interest on all Loans shall be payable on demand.

     SECTION 4.4 Setting and Notice of Rates. Interest rates hereunder shall be calculated from time to time by Lender and each such calculation of an interest rate shall be conclusive and binding on Borrower in the absence of demonstrable error.

     SECTION 4.5 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days (unless such calculation would cause the rate of interest applicable to such Floating Rate Loan to exceed the Maximum Rate, in which case such rate shall be calculated on the basis of a year consisting of 365 or 366 days). The interest rate applicable to each Floating Rate Loan shall change simultaneously with each change in the Reference Rate.

     SECTION 4.6  Limitation on Interest.

     (a) Notwithstanding anything to the contrary contained in this Section 4, if for any period of time interest on any Loan shall be calculated at the Maximum Rate rather than at any other rate which would otherwise be applicable hereunder during such period (hereafter, any "Applicable Rate") and thereafter such Applicable Rate shall become less than the Maximum Rate, the rate of interest payable on such Loan shall be the Maximum Rate until Lender shall have received the amount of interest which Lender would have received on such Loan had the rate of interest payable hereunder on such Loan not been limited to the Maximum Rate during the period the Applicable Rate exceeded the Maximum Rate.

     (b) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, the Notes, or any of the Related Documents, in no event shall this Agreement, the Notes or such Related Documents require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the Maximum Rate. If any such excess of interest is contracted for, charged or received under this Agreement or any Note, or under the terms of any of the Related Documents, or if the maturity of the indebtedness evidenced by any
Note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on any Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, such Note, or under any of the Related Documents, on the amount of principal actually outstanding from time to time under such Note shall exceed the Maximum Rate, then in any such event (i) the provisions of this Section shall govern and control, (ii) Borrower shall not be obligated to pay the Maximum Rate, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount of the Liabilities or refunded to Borrower, at the Lender's option, and (iv) the effective rate of interest shall be automatically reduced to the Maximum Rate. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Notes, or under the Related Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Notes, all interest at any time contracted for, charged or received from Borrower or otherwise by the holder or holders thereof in connection with the Notes, the Related Documents or this Agreement.

     SECTION 4.7 Additional Interest. Borrower agrees to pay to Lender additional interest in an amount equal to the difference of
(a) the amount of interest which would have accrued on the Loans outstanding under Tranche Two, Tranche Four, Tranche Three and Tranche One during the period from the Amended and Restated Closing Date through the date of the Triggering Event assuming an interest rate of 18% per annum and (b) the actual interest which was payable in respect to such Loans during such period pursuant to Section
4.1. The interest shall be payable concurrently with the occurrence of any Triggering Event (and only if a Triggering Event occurs).

     SECTION 5  FEES.

     SECTION 5.1 Revolving Loan Non-Use Fee. Borrower shall pay to Lender a non-use fee for the period from and including
January 1, 1994 to but excluding the Revolving Loan Termination Date (or such earlier date on which the Revolving Loan Commitment shall be terminated pursuant to Section 6.2(b) or 13.2 hereof) of one-half of one percent (1/2%) per annum on the daily average of the unused amount of the Revolving Loan Commitment. Such non-use fee shall be payable in arrears on the last day of each March, June, September and December, and on the Revolving Loan Termination Date (or such earlier date on which the Revolving Loan Commitment shall terminate), commencing with the first of such dates to occur after the Amended and Restated Closing Date, for any period then ending for which such fee shall not have been theretofore paid.

     SECTION 5.2 Working Capital Loan Non-Use Fee. Borrower shall pay to Lender a non-use fee for the period from and including January 1, 1994 to but excluding the Working Capital Loan Termination Date (or such earlier date on which the Working Capital Loan Commitment shall terminate) of one-half of one percent (1/2%) per annum on the excess of (i) the daily average of the Working Capital Loan Commitment, over (ii) the daily average of the aggregate principal amount of outstanding Working Capital Loans. Such non-use fee shall be payable in arrears on the last day of each March, June, September and December and on the Working Capital Loan Termination Date (or such earlier date on which the Working Capital Loan Commitment shall terminate), commencing with the first of such dates to occur after the Amended and Restated Closing Date, for any period then ending for which such fee shall not have been theretofore paid.

     SECTION 5.3 Closing Fee. On the Amended and Restated Closing Date, Borrower agrees to pay to Lender a closing fee in the amount of $145,500, which fee is not refundable under any circumstances.

     SECTION 5.4 Computation of Fees. All fees shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     SECTION 6 ACCOUNTS; REDUCTION OR TERMINATION OF THE
COMMITMENTS; PREPAYMENT.

     SECTION 6.1  Accounts.

     (a) Bank Agency Agreement. Prior to the date of the initial Loan under the Original Credit Agreement, Lender, Borrower and Agent Bank entered into a Bank Agency Agreement substantially in the form of Exhibit D (as heretofore or from time to time hereafter amended, supplemented or modified, the "Borrower Bank Agency Agreement"). Prior to November 27, 1991, Lender, Opcom and Agent Bank entered into an agreement substantially in the form of Exhibit D-2 (as from time to time hereafter amended, supplemented or modified, the "Opcom Bank Agency Agreement" and, together with the Borrower Bank Agency Agreement, each a "Bank Agency Agreement"). Pursuant to the Collateral Documents, including their respective Bank Agency Agreements, each of Borrower and Opcom has granted to Lender a continuing lien upon, and security interest in, its Lockbox, its Master Account, its Operating Account and, in the case of Borrower, the Household Loan Receipt Account, all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in any Lockbox, Master Account, Operating Account or the Household Loan Receipt Account (whether for collection, provisionally or otherwise), and all other property of Borrower and Opcom from time to time in the possession or under the control of, or in transit to, Lender, Agent Bank or Household Bank or any agent, bailee or custodian therefor, and all proceeds of all of the foregoing. The Borrower Bank Agency Agreement specifies with respect to Borrower and the Opcom Bank Agency Agreement specifies with respect to Opcom that (i) throughout the term of this Agreement, the Agent Bank shall be pledgee-in-possession (for the benefit of Lender) of the Lockboxes, and the Master Accounts and the Operating Accounts, all Cash Instruments of Borrower and of Opcom, all such funds, items, instruments, investments, securities, things of value, property and proceeds and all lockboxes to which any of the foregoing may be paid, (ii) the Agent Bank or Household Bank shall take such action as shall be specified by written notice from Lender to enable Lender to exercise its rights with respect to such lien and security interest, (iii) the Agent Bank, on behalf of Lender, shall be entitled to exercise all and any rights which Lender may have under this Agreement and the Related Documents or applicable law with respect to the Lockboxes, the Master Accounts, Operating Accounts and the other property and lockboxes and (iv) the Agent Bank shall provide Lender with copies of all statements relating to the Lockboxes, the Master Accounts and the Operating Accounts provided by Agent Bank to Borrower or to Opcom. The depository account agreement with respect to the Household Loan Receipt Account (the "Household Loan Receipt Account Agreement") shall specify such terms and conditions as shall be satisfactory to Lender.

     (b)  (i)  Lockboxes, Master Accounts, Operating Accounts and
Household Bank Loan Receipt Account.

     (1) Lockboxes. Each of Borrower and Opcom shall maintain at the applicable Agent Bank the lockbox (individually a "Lockbox" and collectively the "Lockboxes").

     (2) Master Accounts. Each of Borrower and Opcom shall maintain the account identified as the "Master Account" of such party in its respective Bank Agency Agreement (herein individually called a "Master Account" and collectively the "Master Accounts").

     (3) Operating Accounts. Each of Borrower and Opcom shall maintain the respective controlled disbursement operating account of such party at the Agent Bank described in their respective Bank Agency Agreements (such accounts being herein called individually an "Operating Account" and collectively the "Operating Accounts").

     (4) Household Bank Loan Receipt Account. Borrower shall maintain, at all times upon terms and conditions acceptable to Lender, at Household Bank that certain depository account no. 0190045765 in the name of Borrower (the "Household Bank Loan Receipt Account").

The Lockboxes and the Master Accounts shall be under the sole dominion and control of Lender, and neither Opcom nor Borrower shall have any right of withdrawal therefrom. From and after Lender's request, each of Borrower and Opcom shall provide Lender with copies of all statements received from Agent Bank relating to the Lockboxes and the Master Accounts and the Operating Accounts promptly upon (and, in any event, within five days after) their receipt.

     (c) Proceeds of Collateral; Notices to Account Debtors. Promptly after the date of the initial Loan under the Original Credit Agreement (or, in the case of Opcom, on or prior to November 27, 1991) and from time to time thereafter as any additional Account Debtors shall have become obligated to Borrower or Opcom, Borrower or Opcom, as the case may be, at its sole expense, has in the past and shall in the future send a notice to each Account Debtor indebted to such party stating that all payments are to be made directly to the Lockbox maintained by such party at Agent Bank; provided that (i) such notice may be included in an invoice sent by Borrower or Opcom to such Account Debtor and
(ii) no such notice need be sent to an Account Debtor of a type to which Borrower or Opcom does not customarily send an invoice and which owes, or is reasonably expected to owe, an aggregate amount which does not, and is not reasonably expected to, exceed $10,000 during any fiscal year of Borrower or Opcom, as the case may be.
If Lender so requests, each of Borrower and Opcom shall, and Lender may, if it so chooses, give each Account Debtor of Borrower and Opcom a notice which shall constitute notification of an assignment of payments effective under Uniform Commercial Code Section 9-318(1)(b) and (3). In addition, except as otherwise expressly provided to the contrary with respect to insurance proceeds in the Collateral Documents, Borrower and Opcom each shall take all such actions as Lender in good faith deems necessary or appropriate to insure that at all times on and after the date hereof all proceeds of Collateral (including, without limitation, amounts owed by Account Debtors to whom neither Borrower nor Opcom is required to give a notice described in clause (c)) are deposited in the Master Account of the party to which such Collateral pertains. If, notwithstanding the notices and actions provided for in the preceding sentences of this clause (c), either Borrower or Opcom shall receive, or any financial institution shall receive for the account of Borrower or Opcom, any Cash Instruments, Borrower or Opcom (as the case may be) shall, or shall cause such financial institution to, transmit in the form received, before the close of business on the next succeeding Business Day, all such Cash Instruments other than refunds of Mexican taxes payable in pesos (properly endorsed, where required, so that all items delivered may be collected by Agent Bank) to Agent Bank for deposit in the Master Account maintained by such respective party. Neither Borrower nor Opcom shall, or shall permit any such financial institution to, commingle any Cash Instrument so received with the other property of Borrower or Opcom, and shall hold separate and apart from all other property, all such Cash Instruments in express trust for the benefit of Lender until delivery thereof is made to Agent Bank. Pursuant to, and subject to the terms and conditions of, the Bank Agency Agreement, items deposited in the Lockbox maintained by either Borrower or Opcom shall be credited to the Master Account of such party.

     (d) Application of Funds. At the opening of business on each Business Day, the Agent Bank shall calculate the amount of collected funds on deposit in the Borrower's and Opcom's Master Account (herein, with respect to any day, called the "Collected Balances" for such account for such day). Promptly upon such calculation (and in any event prior to 10:00 a.m., Chicago time on such date), the Agent Bank shall, if no Event of Default shall have occurred and be continuing, (i) to the extent of Collected Balances available to do so, transfer from such Master Account to the Operating Account maintained by the same party such amounts as shall permit all checks drawn on such Operating Account presented for payment at the Agent Bank as of such Business Day and all permitted interbank transfers authorized by such party on such date to accounts of such party at the Banks listed on Schedule III to be honored and leaving a zero balance in such Operating Account after payment and transfer of such items from such Operating Account, and
(ii) after acting pursuant to clause (i) above, transfer, in increments of $5,000 or greater the remaining Collected Balances in excess of $300,000 (in the case of Borrower's Master Account) or $50,000 (in the case of Opcom's Master Account), if any, from such Master Account to Lender for application in the order specified below; provided, however, that no such transfer by Agent Bank to Lender need be made if the amount of Collected Balances transferred from such Master Account would be less than $100,000 (in the case of Borrower's Master Account) or $25,000 (in the case of Opcom's Master Account), in which event such Collected Balances shall remain in such Master Account.

     Any amounts received by Lender pursuant to this clause (d) from the Borrower's or Opcom's Master Account shall be applied to the outstanding Liabilities in the following order of priority: first, to interest then due and payable on the Working Capital Loans; second, to interest then due and payable on the Revolving Loans (in the order of (a) Tranche Six, (b) Tranche Five, (c) Tranche Four, (d) Tranche Three, (e) Tranche Two, and (f) Tranche
One); third, to principal of the Working Capital Loans then due and payable; fourth, to principal of the Revolving Loans then due and payable (in the order of (a) Tranche Six, (b) Tranche Five, (c) Tranche Four, (d) Tranche Three, (e) Tranche Two and (f) Tranche
One); fifth, to any fees hereunder then due and payable, in such order as Lender may elect; sixth, to the unpaid principal amount of the Working Capital Loans not otherwise due and payable at such time (provided, however, that prior to the termination of the Working Capital Commitment, the unpaid principal amount of the Working Capital Loans shall never be less than $1,000); and seventh, to the unpaid principal amount of the Revolving Loans not otherwise due and payable at such time in the order provided in
Section 4.1 (provided, however, that prior to the termination of the Revolving Loan Commitment, the unpaid principal amount of the Revolving Loans shall never be less than $1,000). Any additional amount remaining following the foregoing applications shall be transferred to the Master Account maintained by Borrower.

     Lender may, in its sole discretion, elect not to apply any such amounts (whether received from Borrower's or Opcom's Master Account) to repayment of Fixed Rate Loans, and any amounts which would, but for such election, have been applied to Fixed Rate Loans may be invested by Lender in such Cash Equivalents as Borrower may direct, with such Cash Equivalents and any proceeds thereof being held by Lender as additional Collateral for the Liabilities.

     If, at any time, the total Collected Balances in Borrower's Master Account shall be less than $200,000, then, at Lender's election, Borrower shall be deemed to have given the notice required by clause (a) of Section 2.4 (and to have made all of the representations set forth in a Borrowing Certificate) of a proposed borrowing in the amount necessary to increase the total Collected Balances in such account to at least $300,000 but not more than $305,000, and Lender may make a Loan to Borrower in such amount, the proceeds of which shall be deposited in the Borrower's Household Loan Receipt Account for transfer to Borrower's Master Account. Such Loan shall constitute first, a Revolving Loan to the extent of availability of the Revolving Loan Commitment and second, a Working Capital Loan to the extent of availability of the Working Capital Commitment.

     (e) Application Upon an Event of Default. If an Event of Default shall have occurred and be continuing, and notwithstanding the foregoing clause (d), at the request of Lender, Agent Bank shall from time to time transfer all collected funds in the Master Accounts to Lender for application to the outstanding Liabilities in such order as Lender, in its sole discretion, shall elect.
Agent Bank shall be entitled to rely on a statement of Lender to the effect that an Event of Default has occurred and is continuing.

     SECTION 6.2 Reduction or Termination of the Revolving Loan Commitment. (a) On each Revolving Loan Commitment Reduction Date, the Revolving Loan Commitment in effect on such date shall be reduced by an amount equal to the sum of (i) the Revolving Loan Commitment Reduction Amount, plus (ii) an amount equal to the difference, if any, by which (x) $7,500,000 exceeds (y) (a) the average aggregate principal amount of all Working Capital Loans outstanding for the sixty days prior to such Revolving Loan Commitment Reduction Date plus (b) the Revolving Loan Commitment Reduction Amount provided, however, that prior to the termination of the Revolving Loan Commitment, the Revolving Loan Commitment shall at no time be less than $1,000. For purposes of the foregoing, "Revolving Loan Commitment Reduction Amount" shall mean the amount indicated with respect to the relevant Revolving Loan Commitment Reduction Date in Schedule I under the caption "Scheduled Reduction in Revolving Loan Commitment". Borrower agrees that it will not, in anticipation of any Revolving Loan Commitment Reduction Date, take any actions primarily intended to increase the amount specified in clause (y) above for such date. These actions could include, for example and not by way of limitation, prepaying or accelerating Borrower's trade payables, other obligations or discretionary expenditures or making short term investments (whether with Revolving Loan proceeds, Working Capital Loan proceeds or other available cash).

     (b) In addition to the mandatory reduction of the Revolving Loan Commitment under clause (a) above, Borrower may voluntarily from time to time on at least two Business Days' prior written irrevocable notice to Lender permanently reduce the amount of the Revolving Loan Commitment or terminate the Revolving Loan Commitment prior to the Revolving Loan Termination Date; provided, however, that no such notice may be given unless, prior to or contemporaneously with the effective date of such reduction or termination, the Working Capital Commitment shall have been terminated pursuant to Section 6.3 or otherwise; and provided, further, that prior to the termination of the Revolving Loan Commitment, the Revolving Loan Commitment shall at no time be less than $1,000. Each such voluntary reduction of the Revolving Loan Commitment shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $1,000,000. The Borrower may terminate the Revolving Loan Commitment only upon payment in full of the Revolving Notes.

     (c) The Revolving Loan Commitment shall also be automatically reduced by the amount of the excess, if any, of the amount of any proceeds of insurance which Lender shall (at the direction of Borrower pursuant to Section 14(a) of the Security Agreement, or the Subsidiary Security Agreement, or Section 1.7 of any of the Borrower Mortgages) apply to repayment of the Loans over the amount of the associated reduction of the Working Capital Commitment made pursuant to Section 6.3(b); provided, however, that prior to the termination of the Revolving Loan Commitment, the Revolving Loan Commitment shall at no time be less than $1,000.

     (d) The amount of each reduction of the Revolving Loan Commitment pursuant to either of the foregoing clauses (a)(ii), (b) or (c) shall be subtracted (as an additional reduction of the Revolving Loan Commitment) from the "Amount of Revolving Loan Commitment" set forth in Schedule I opposite each remaining period beginning with the period which includes the date of such reduction; and shall be subtracted from the availability of the Tranches set forth in Schedule II in the following order: Tranche Six, then to Tranche Five, then to Tranche Four, then to Tranche Three, then to Tranche Two, and then to Tranche One. Lender shall deliver to Borrower a copy of Schedules I and II setting forth such revisions, which revised Schedules I and II shall become a part of this Agreement amending any and all previous versions of Schedules I and II.

     SECTION 6.3 Reduction or Termination of the Working Capital Commitment. (a) Borrower may from time to time on at least two Business Days' prior written irrevocable notice to Lender permanently reduce the amount of the Working Capital Commitment, and such reduction to be in an aggregate amount of at least $1,000,000 and an integral multiple of $1,000,000; provided, however, that prior to the termination of the Working Capital Commitment, the Working Capital Commitment shall at no time be less than $1,000. Borrower may at any time on like notice prior to the Working Capital Loan Termination Date terminate the Working Capital Commitment upon payment in full of the Working Capital Note.

     (b) The Working Capital Commitment shall also be automatically reduced by the amount of any proceeds of insurance which Lender shall (at the direction of Borrower or Opcom pursuant to Section 14(a) of the Borrower Security Agreement, or the Subsidiary Security Agreement, respectively, or Section 1.7 of any of the Borrower Mortgages) apply to repayment of the Loans; provided, however, that prior to the termination of the Working Capital Commitment, the Working Capital Commitment shall at no time be less than $1,000.

     SECTION 6.4 Mandatory Prepayments. (a) Borrower agrees that (i) concurrently with each reduction (including any termination) of the Revolving Loan Commitment (whether pursuant to
Section 6.2 or otherwise), it shall make a mandatory prepayment of the amount, if any, by which the unpaid principal amount of the Revolving Loans (after giving effect to any repayments thereof pursuant to Section 6.1) exceeds the then reduced amount of the Revolving Loan Commitment (and any such payment shall be accompanied by accrued interest on such principal amount and any payment required under Section 6.6), and (ii) concurrently with each reduction (including any termination) of the Working Capital Commitment (whether pursuant to Section 6.3 or otherwise), it shall make a mandatory prepayment of the amount, if any, by which the unpaid principal amount of the Working Capital Loans (after giving effect to any repayments thereof pursuant to Section 6.1) exceeds the then reduced amount of the Working Capital Commitment (and any such payment shall be accompanied by accrued interest on such principal amount). Repayments made because of a reduction of the Revolving Loan Commitment pursuant to (i) Section 6.2(a)(i) shall be applied to the Tranches which are scheduled to be reduced on such Revolving Loan Commitment Reduction Date as set forth on
Schedule II, and (ii) Section 6.2(a)(ii)(c), or (d) shall be applied to Tranche Six, then to Tranche Five, then to Tranche Four, then to Tranche Three, then to Tranche Two, and then to Tranche One.

     SECTION 6.5 Voluntary Prepayments. Borrower may from time to time prepay the Loans in whole or in part; provided that:

(i) any prepayment of Revolving Loans may be made only if at the time of such prepayment the aggregate outstanding principal amount of all Working Capital Loans is $1,000 or zero; and

(ii) except for prepayments pursuant to Section 6.1(d), Borrower shall give Lender not less than ten (10) Business Days' prior notice of any prepayment, specifying the Loans to be prepaid, and the date and amount of such prepayment; and

(iii) except for prepayments pursuant to Section 6.1(d), each partial prepayment of a Loan shall be in a principal amount of at least $50,000 and an integral multiple of $50,000; and

(iv)  prior to the termination of the Working Capital Loan
Commitment, Borrower shall be entitled to prepay only so much of the Working Capital Loans as shall leave at all times outstanding a minimum principal amount of $1,000 in Working Capital Loans; and

(v) prior to the termination of the Revolving Loan Commitment, the Borrower shall be entitled to prepay only so much of the Revolving Loans as shall leave at all times outstanding a minimum principal amount of $1,000 in Revolving Loans; and

(vi) all prepayments of Revolving Loans shall be applied first to Tranche Six, then to Tranche Five, then to Tranche Four, then to Tranche Three, then to Tranche Two, and last to Tranche One; and

(vii) any such prepayment shall be accompanied by accrued interest on the principal amount prepaid and any amount payable pursuant to
Section 6.6 with respect to such principal amount being prepaid.

     SECTION 6.6 Prepayment of Loans. In the event that any Floating Rate Loan is to be repaid prior to the Revolving Loan
Termination Date or the Working Capital Loan Termination Date, as applicable, such repayment shall be without any penalty or premium.

In the event that any Fixed Rate Loan is to be repaid on a date prior to the scheduled maturity date of such Loan, Lender shall calculate, as of the date of repayment, the result obtained by discounting to present value at the Redeployment Rate applicable to the principal amount to be so repaid the excess, if any, of (A) the interest which would be required to be paid on that amount pursuant to Section 4.1 for the Remaining Term but for such repayment, over
(B) the interest which would accrue on such amount at the Redeployment Rate applicable for such amount for the Remaining Term. Borrower agrees to pay to Lender the amount of the result of such calculation with respect to any Fixed Rate Loan concurrently with the repayment of such Fixed Rate Loan. Solely for the purpose of calculating the payment due under this Section 6.6, it shall be assumed that principal payments with respect to Fixed Rate Loans of any Tranche were applied to the Loans of such Tranche in the order of the respective Redeployment Calculation Dates of such Loans, with Loans having the earliest Redeployment Calculation Dates being deemed to have been paid first.

     SECTION 7 MAKING OF PAYMENTS; SETOFF.

     SECTION 7.1 Making of Payments. All payments of principal of, or interest on, the Notes and of all fees and other Liabilities shall be made to Lender in immediately available Dollars. All such payments shall be made to Lender's Account No. 019-0045799 at Household Bank (or such other account as Lender may from time to time specify), not later than 11:30 a.m., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day. Anything in this Agreement to the contrary notwithstanding, under no circumstances shall receipt by Agent Bank of funds of Borrower constitute repayment of Loans.

     SECTION 7.2 Due Date Extension. If any payment of principal, interest or fees with respect to any of the Loans falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest or fees, as the case may be, shall accrue and be payable for the period of such extension.

     SECTION 7.3 Setoff.  Borrower agrees that Lender, Agent
Bank (as agent of Lender) and any holder of a Note shall have all rights of set-off provided by applicable law, and in addition thereto, Borrower agrees that at any time (a) any payment or amount owing under or in connection with this Agreement or the Related Documents is then due to Lender or any such holder of a Note or (b) any Event of Default exists, Lender (or Agent Bank as Lender's agent) and any such holder of a Note may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Lender (or Agent Bank as Lender's agent) or such holder of a Note.

     SECTION 7.4 Other Accounts. As security for the Notes and all other Liabilities, Borrower agrees that Borrower and Opcom will maintain their sole operating accounts (i.e., the Operating Accounts) with Agent Bank, and that it will not, and will not permit any of it Subsidiaries to, maintain any bank or similar accounts with any other financial institution other than the Household Loan Receipt Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrower and its Subsidiaries may maintain petty cash accounts, expense accounts, group medical accounts for Borrower and payroll accounts at the financial institutions listed on Schedule III hereto; provided that in all cases (w) the aggregate amount of funds on deposit in each such petty cash account shall not exceed $5,000 and in each such payroll account shall not at any time exceed the sum of all accrued payroll and payroll taxes then payable by Borrower or its Subsidiaries on account of payroll obligations payable from such account, (x) Borrower shall have irrevocably instructed the relevant financial institution, at the request of Lender, to provide Lender with information concerning such accounts, (y) such financial institution shall have acknowledged such instructions in writing for the benefit of Lender, and (z) Borrower shall, at Lender's request, cause each such financial institution to provide Lender with daily reports of the balance in each such account.

     SECTION 8  INCREASED COSTS AND OTHER SPECIAL PROVISIONS.

     SECTION 8.1 Increased Costs. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority or agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority or agency, shall subject Lender to any tax, duty or other charge with respect to, or shall otherwise increase the effective cost of, the Loans or Lender's obligation to make, issue or maintain the Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans or Lender's obligation to make the Loans (except for changes in the rate of tax on the overall net income of Lender), or shall impose on Lender any other condition affecting the Loans or the Lender's obligation to make the Loans and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the Loans, or to reduce the amount of any rate of return or any sum received or receivable by Lender under this Agreement or under the Notes with respect thereto, then upon written notice of such occurrence by Lender (which notice shall contain a statement setting forth a description of such occurrence), Borrower shall pay Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.

     SECTION 8.2 Funding Losses. Borrower hereby agrees that upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify Lender against any net loss or expense which Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of funds acquired by Lender to fund or maintain Loans), as reasonably determined by Lender, as a result of any failure of Borrower to borrow any Loan on a date specified therefor in a notice (whether written or oral) of borrowing pursuant to this Agreement. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 8.3 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to obtain the funds used by it to fund and maintain all or any part of the Loans in any manner it sees fit.

     SECTION 8.4 Conclusiveness of Statements; Survival of Provisions. In making the determinations contemplated by this
Section 8, Lender may make such estimates, assumptions, allocations and the like that Lender in good faith determines to be appropriate; and, subject to the foregoing clause, determinations and statements of Lender pursuant to this Section 8 shall be conclusive absent demonstrable error. The provisions of this
Section 8 shall survive termination of this Agreement.

     SECTION 9 COLLATERAL SECURITY; WARRANT.

     SECTION 9.1 Borrower. Except with respect to Section 9.1.3 below, concurrently with or prior to the making of the initial Loan under the Original Credit Agreement, Borrower executed and delivered to Lender the following:

     9.1.1 Borrower's Personal Property. A security agreement in the form of Exhibit F covering all personal property of Borrower (herein, as the same may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Borrower Security Agreement"), and pledge agreements in the forms of Exhibit G-1 (covering stock issued by U.S. companies) and Exhibit G-2 (covering stock issued by Mexican companies), together covering the stock of all direct Subsidiaries of Borrower (herein collectively, as the same or either thereof may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Borrower Pledge Agreement").

     9.1.2 Borrower's Real Estate. Fee and leasehold mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, security agreements and fixture filings, covering all real estate owned or leased by Borrower, and substantially in the form of Exhibit H (herein, as the same may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Borrower Mortgages" and individually called a "Borrower Mortgage").

     9.1.3 Life Insurance. Within 90 days of the Amended and Restated Closing Date, Borrower shall execute and deliver, an assignment, in the form of Exhibit E (herein, as the same may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Insurance Assignment"), of the "key man" life insurance policies referred to in Section 11A.4.

     SECTION 9.2 Subsidiaries. Concurrently with or prior to the making of the initial Loan under the Original Credit Agreement, the Subsidiaries of Borrower, listed below shall have executed and delivered to Lender the following:

     9.2.1 Personal Property. In the case of Opcom, a security agreement in the form of Exhibit I covering all personal property of Opcom (herein, as the same may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Subsidiary Security Agreement").

     9.2.2 Real Estate. In the case of each of the Mexican Subsidiaries, (a) Constitutions de Hipoteca Unilateral covering all real estate beneficially owned by such Subsidiary, and substantially in the forms of Exhibits J-1 and J-2, and (b) assignments in form and substance satisfactory to Lender, covering such Subsidiary's beneficial interests in the trusts holding legal title to the real estate covered by such Constitutions de Hipoteca Unilateral (the documents described in the foregoing clauses (a) and (b) may be herein, as the same or any thereof may be amended, modified or supplemented from time to time with Lender's prior written consent, collectively called the "Subsidiary Mortgages" and individually called a "Subsidiary Mortgage").

     SECTION 9.3 Warrant. On or prior to the Amended and Restated Closing Date, Borrower shall execute and deliver to the Lender an Amended and Restated Warrant in the form of Exhibit K (herein, as the same may be amended, modified or supplemented from time to time with Lender's prior written consent, called the "Warrant Agreement").

     SECTION 9.4 Change of Location or Name. So long as any of the Liabilities shall remain outstanding or Lender shall continue to have any Commitment, neither Borrower nor any of its Subsidiaries will change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving Lender at least 30 days' advance written notice thereof and having taken any and all action required or desirable to maintain and preserve the first perfected Lien and security interest in favor of Lender on all property thereof free and clear of any Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, neither Borrower nor any of its Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to (y) Louisiana or (z) any place outside the contiguous continental United States of America (except that the chief executive office of each of the Mexican Subsidiaries may continue to be located in Juarez, Chihuahua, Mexico).

     SECTION 9.5 Deliveries; Further Assurances. Borrower agrees that it will, at its sole expense, or will cause its Subsidiaries, at their sole expense, to (i) without any request by Lender, immediately deliver or cause to be delivered to Lender, in due form for transfer (i.e., endorsed in blank or accompanied by duly executed undated blank stock or bond powers), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Collateral, (ii) upon request of Lender furnish or cause to be furnished to Lender such surveys, mortgagee title commitments or policies, appraisals, opinions of counsel and other documents as Lender may reasonably specify (it being agreed that, without limiting the foregoing, Lender may require all items specified in Section 12.1.9 of the Original Credit Agreement), (iii) without request by Lender, cause Lender's Lien hereunder and under the Collateral Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to the Lender each such certificate of title, and (iv) execute and deliver, or cause to be executed and delivered, to Lender in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by Lender) such assignments (including, without limitation, assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as may from time to time be necessary or desirable to establish and maintain to the satisfaction of Lender a valid perfected Lien on and security interest in all assets of Borrower and its Subsidiaries now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of the Liabilities.

     SECTION 9.6 Subsequently Acquired Property. As further security for the payment of the Liabilities, so long as any of the Liabilities shall remain outstanding or Lender shall continue to have any Commitment, Borrower shall, and shall cause each of the Subsidiaries (other than Optek International) to:

     (a) acquire and maintain its property in a manner which will enable it to allow such property to become subject to the Liens of the Collateral Documents;

     (b) obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any such property to or for the benefit of Lender;

     (c) execute and deliver from time to time within ten (10) days of its purchase or acquisition of any real property or of property subject to a titling statute or of any other personal property, asset or other right with a fair market value in excess of $50,000, any and all amendments and supplements to the Collateral Documents as may be necessary to grant and perfect a first lien on and security interest in all such property in favor of Lender, in form and substance satisfactory to Lender, and in such number of counterparts as Lender may require, by which it shall pledge, mortgage and grant a perfected Lien on such property, asset or right to Lender;

     (d) execute and deliver to Lender, in form and substance satisfactory to Lender and in such number of counterparts as Lender may require, (i) an assignment of its rights under any contract to construct any property with a fair market value in excess of $50,000 promptly upon entering into such contract, and (ii) such other agreements and instruments (including, with limitation, acknowledgements by other contract parties) as may be necessary to grant a Lien on and security interest in its rights and interests under such contract and each such property, whether under construction or otherwise; and

     (e) execute and deliver to Lender, in form and substance satisfactory to Lender and in such number of counterparts as Lender may require, assignments of its rights (as sublessee or otherwise) under each lease to which it is a party (other than any lease which explicitly prohibits such an assignment), promptly upon entering into such lease.

     SECTION 10 REPRESENTATIONS AND WARRANTIES.

     To induce Lender to enter into this Agreement and to make
Loans hereunder, Borrower represents and warrants to Lender that:

     SECTION 10.1 Due Organization, Authorization, etc. Borrower and each of its Subsidiaries is a corporation duly existing and in good standing under the laws of its respective state of incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required. The execution, delivery and performance by Borrower and its Subsidiaries of this Agreement and the Related Documents to which they respectively are parties, and the consummation of the Related Transactions, are within their respective corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if any is required), have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon any of them. This Agreement and each of the Related Documents to which Borrower, or any Subsidiary of Borrower is a party are (or when executed and delivered will be) the legal, valid, and binding obligations of such Person enforceable against such Person in accordance with their respective terms, except that (a) the enforceability thereof may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of provisions in the Related Documents relating to indemnity and contribution may be limited by applicable state or Federal securities laws or principles of public policy underlying such laws.

     SECTION 10.2 Certain Agreements. Borrower has furnished to Lender true, correct and complete copies of each of the Related Documents (including all schedules and written disclosures in connection therewith). At the time of the initial Loan under the Original Credit Agreement, all warranties of Borrower, its Subsidiaries, and (to the best knowledge of Borrower) each other party thereto set forth in the Related Documents (or with respect to the Purchase Documents, those set forth in Sections 3.2, 3.3 and
3.4 of the Purchase Agreement) were true and correct in all material respects, without any waiver or modification thereof and no default of Borrower, or any of its Subsidiaries, or, to the best knowledge of Borrower, any other party, existed under any Related Document.

     SECTION 10.3 Financial Information; Financial Condition.
Other than the historical financial information concerning the Division, which has been prepared as described in the Purchase Agreement, all balance sheets, all statements of operations, of shareholders' equity and of changes in financial position, and other financial data (other than projections) which have been or shall hereafter be furnished to Lender for the purposes of or in connection with this Agreement, the Related Documents or the Related Transactions (including the financial information referred to below, except for the financial statements described in clause
(d) below and the projections referred to in clauses (e) and (f) below) have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved. All such information (other than projections) whether or not prepared in accordance with GAAP, does and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. The projections described in clauses (e) and (f) below are based upon historical financial information and management's reasonable assumptions accepted by Lender; all other projections which shall hereafter be furnished to Lender for purposes of or in connection with this Agreement, the Related Documents or the Related Transactions will represent management's best estimates of future performance, based upon historical financial information and reasonable assumptions of management. Such financial data include, without limitation, the following financial statements and reports which have been furnished to Lender prior to the Amended and Restated Closing Date:

     (a) the audited consolidated balance sheet of Borrower and its Subsidiaries as of October 30, 1987 and the related statements of earnings, stockholders' equity and changes in financial position for the Fiscal Year ending on such date;

     (b) unaudited balance sheets and statements of income, shareholders' equity and changes in financial position, each certified by the chief financial officer of Borrower, for Borrower and its Subsidiaries for the two Fiscal Quarters ending April 29, 1988 and for the Reporting Period ending May 27, 1988;

     (c) pro forma consolidated balance sheet of Borrower and its Subsidiaries as of the Original Closing Date after giving effect to all Related Transactions occurring in connection with the Original Credit Agreement;

     (d) unaudited income statements and balance sheets for the Division for the fiscal year ending December 31, 1987, three months ending March 31, 1988 and month ending April 30, 1988;

     (e) projections, dated June 29, 1988, for Borrower and its Subsidiaries for the fiscal years 1988 through 1995, based on Borrower's, the Mexican Subsidiaries' and the Division's historical financial statements and records, after giving effect to all Related Transactions occurring in connection with the Original Credit Agreement;

     (f) pro forma projected income statements, balance sheets, and funds flow statements of Borrower, giving effect to the assumption of the Opcom Revolving Loan and the Opcom Working Capital Loans, and covering the five fiscal years subsequent to the Amended and Restated Closing Date on an annual basis (the first full fiscal year subsequent to the Amended and Restated Closing Date on a monthly basis, and the second full fiscal year subsequent to the Amended and Restated Closing Date on either a monthly or quarterly basis); and

     (g) Borrower's 1993 Fiscal Year audited annual report (final draft), and unaudited quarterly and monthly financials, including a balance sheet, income statement and statement of cash flow (such financials must pertain to the monthly periods ending not more than 41 days prior to the Amended and Restated Closing Date and the quarterly periods ending not more than 105 days prior to the Amended and Restated Closing Date).

There has been, and on the date of the Amended and Restated Closing Date there will have been, no material adverse change since October 29, 1993 in the financial condition, operations, assets, business or prospects of such respective entity and its Subsidiaries from that reflected in the financial information referred to above.

     On the Original Closing Date and after giving effect to the Related Transactions occurring in connection with the Original Credit Agreement, (i) the assets of Borrower, at a fair valuation, exceeded its respective liabilities, including contingent liabilities, (ii) the remaining capital of Borrower was not unreasonably small to conduct its business and (iii) Borrower had not incurred debts, and did not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this
Section 10.3, "debt" means any liability on a claim, and "claim" means a (x) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 10.4 Litigation and Contingent Obligations. Except as set forth (including estimates of the dollar amounts involved) in Schedule IV hereto and except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of Borrower's knowledge, threatened against Borrower, or any Subsidiary of Borrower (i) which would, if adversely determined, materially and adversely affect the financial condition, operations, assets, business or prospects of Borrower, or any of its Subsidiaries or the ability of Borrower, or any Subsidiary of Borrower to perform its respective obligations in connection with this Agreement and the Related Documents, or (ii) which relates to any of the Related Transactions, and there is (except as disclosed in the letter referred to in Section 10.14) no basis known to Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, neither Borrower, nor any of its Subsidiaries has any material Contingent Obligations not provided for or referred to in the financial statements delivered under
Section 10.3 or in Schedule XI hereto.

     SECTION 10.5 Liens. At all times on and after the making of the initial Loan under the Original Credit Agreement, none of the assets of Borrower or any of its Subsidiaries will be subject to any Lien, except for Permitted Liens which (except for Permitted Liens described in clause (iii) of Section 11B.20 and securing Indebtedness listed in Part 1 of Schedule XI) are junior to the Lien of the Collateral Documents. Except as described in Schedule V and except for Permitted Liens, Lender will obtain, as security for the Liabilities, (i) a legally valid and binding first mortgage Liens on all real property and interests in real property described in the Borrower Mortgages and the Subsidiary Mortgages as being mortgaged thereby, and (ii) a first perfected Lien on all other property described in the Collateral Documents as being pledged, assigned or granted thereby. The legal descriptions attached to the Borrower Mortgages, and the Subsidiary Mortgages together with the descriptions of other property described in the Collateral Documents, correctly describe the property used in the business or operations of Borrower and its Subsidiaries in a manner sufficient to create an enforceable Lien on or security interest in such property.

     SECTION 10.6 Absence of Default. Neither Borrower nor any of its Subsidiaries is in material default under any contract or contracts (a) to which it is a party or by which it is bound, and
(b) (i) pursuant to which Borrower and/or such Subsidiary provides goods or services to a customer which contributed more than $500,000 of gross revenue during the prior fiscal year of Borrower or which is reasonably expected to contribute more than $500,000 of gross revenue during the current fiscal year of Borrower, or (ii) pursuant to which Borrower and/or such Subsidiary incurs Lease Obligations in excess of $50,000 during any fiscal year of Borrower, or (iii) which cannot be replaced without material expense, delay or interruption of business (including, without limitation, any Material Licensing Agreement).

     SECTION 10.7 Plans and Welfare Plans. During the twelve-consecutive-month period prior to the Original Closing Date and of each Loan requested hereunder, no steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which could result in the incurrence by Borrower of any material liability, fine or penalty. Except as described in Schedule XII, neither Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of title I or ERISA.

     SECTION 10.8 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 10.9 Regulations G, U and X. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System). None of Borrower, any Affiliate of Borrower or any Person acting on its behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Notes, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulation G, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 10.10 Proceeds. The proceeds of the initial Revolving Loans and Working Capital Loans made on the Original Closing Date were used (i) for the payment in full of the obligations of Borrower pursuant to the Purchase, (ii) for the costs, expenses, fees and taxes incurred by Borrower in connection therewith, including, without limitation, costs, expenses, fees and taxes incurred pursuant to Section 14.4, and (iii) for working capital purposes. The proceeds of the Revolving Loans and Working Capital Loans after the Amended and Restated Closing Date will be used for working capital purposes, to pay for capital improvements, and for other purposes permitted hereunder.

     SECTION 10.11  Confirmation of Warranties in Purchase
Agreement. All representations and warranties set forth in Sections 3.2, 3.3 and 3.4 of the Purchase Agreement were true and correct in all material respects on the Original Closing Date.

     SECTION 10.12 Insurance. Schedule V hereto sets forth a true and correct summary of all insurance carried by Borrower and its Subsidiaries. In the opinion of the officers of Borrower, Borrower and its Subsidiaries are adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or premium increase has been received by Borrower or any of its Subsidiaries with respect to any of such insurance policies. Borrower and its Subsidiaries are in substantial compliance with all conditions contained in such insurance policies.

     SECTION 10.13 Material Disruptions. Neither the business nor the properties of Borrower or any of its Subsidiaries is affected, or anticipated to be affected, by any existing event of Force Majeure or other existing casualty which would have a materially adverse effect on the financial condition, business, assets, operations or prospects of Borrower or any of its Subsidiaries or the ability of Borrower of any of its Subsidiaries to perform its respective obligations hereunder or under any Related Document.

     SECTION 10.14 Patents, Trademarks, etc. Each of Borrower and its Subsidiaries owns and possesses, or licenses under valid and enforceable license agreements, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of its business as now conducted or presently proposed to be conducted without any infringement upon rights of others, and, except as set forth in Part 1 of Schedule VI, there is no individual trademark, patent or patent license the loss of which would have a materially adverse effect on the financial condition, business, assets, operations or prospects of Borrower or any of its Subsidiaries or the ability of Borrower or any of its Subsidiaries to perform its respective obligations under this Agreement or any Related Document (any such licensing agreement, whether or not set forth on Schedule VI, being herein called a "Material Licensing Agreement"). Parts 1 and 2 of Schedule VI together contain a complete list of all license agreements relating to patent rights, trademark rights, trade name rights, service mark rights and copyrights held by Borrower or any of its Subsidiaries under license agreements. All such license agreements have been validly assigned to Lender as security for the Liabilities, and pursuant to the Collateral Documents, Lender has acquired a valid perfected first security interest therein.

     SECTION 10.15 Ownership of Properties; Property Schedule. Borrower and its Subsidiaries will have good and marketable title to all of its respective properties and assets, real and personal, of any nature whatsoever, subject only to Permitted Liens and Permitted Exceptions. Schedule VII contains descriptions of all real and personal property (i) in which Borrower or any of its Subsidiaries has an interest as of the date hereof, (ii) with respect to which the Collateral Documents will not create a valid and perfected first lien and security interest, and (iii) which cannot be replaced without material expense, delay or interruption of business.

     SECTION 10.16 Business Locations; Trade Names. Schedule VIII lists each of the locations where Borrower or any of its Subsidiaries maintains an office, a place of business or any records; and Schedule VIII also lists each name under or by which Borrower or any of its Subsidiaries conducts its business.

     SECTION 10.17 Accuracy of Information. All factual information (other than projections) heretofore or contemporaneously herewith furnished by or on behalf of Borrower or any of its Subsidiaries to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information (other than projections) hereafter furnished by or on behalf of Borrower or any of its Subsidiaries to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 10.18 Subsidiaries. Borrower does not have any Subsidiaries other than as listed in Schedule XV.

     SECTION 10.19 Hazardous Materials. Except as disclosed in the documents delivered pursuant to Section 12.1.9(h) of the Original Credit Agreement or listed in Schedule IX hereto, neither Borrower nor any other Person has ever caused or permitted any Hazardous Material other than asbestos, and neither Borrower nor (to the knowledge of Borrower after due inquiry) any other Person has ever caused or permitted any asbestos, to be placed, held, located or disposed of on, under or at any real property legally or beneficially owned (or any interest or estate in real property which is owned) or operated by Borrower or any of its Subsidiaries (including, without limitation, any property owned by a land trust the beneficial interest in which is owned in whole or in part by Borrower or any of its respective Subsidiaries), and no such real property has ever been used (by Borrower or by any other Person) as
(i) a dump site or permanent storage site for any Hazardous Material or (ii) (except for temporary storage of Hazardous Materials in the ordinary course of business and in compliance with all applicable Federal, state and local laws, regulations and orders and with sound industry practice) a temporary storage site for any Hazardous Material.

     SECTION 10.20 Agent's Fees. No agent, broker, investment banker, Person, or firm acting on behalf of Borrower or any Affiliate of Borrower, or under the authority of any such Person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

     SECTION 10.21 Taxes. Borrower and each of its Subsidiaries has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and Federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are disclosed on Schedule IV and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with GAAP. None of the Acquired Assets is subject to any lien for tax liabilities of Seller, and the Assumed Liabilities include no tax liabilities of Seller. There is no ongoing audit or, to Borrower's knowledge, other governmental investigation of the tax liability of Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning Borrower's or any of such Subsidiary's tax liability, for any period for which returns have been filed or were due. The liability stated for taxes as of October 30, 1987 in the financial statements described in Section 10.3(a) is sufficient in all material respects for all taxes as of such date. As used in this Section 10.21, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, exercise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interests thereon, imposed by any government or instrumentality, whether Federal, state, local, foreign or other.

     SECTION 10.22 Securities Laws. Neither Borrower, nor any Affiliate of Borrower, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Notes or any other Liability for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Notes or any other Liability to registration under the Securities Act of 1933, as amended.

     SECTION 10.23 Governmental Authorizations. Borrower and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including owning and leasing the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not (i) subject Borrower or any such Subsidiary or any of its officers to criminal liability or (ii) have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower or such Subsidiary or on the Collateral.

     SECTION 10.24 Compliance with Laws. Without limiting the representations and warranties contained in Section 10.19, Borrower and each of its Subsidiaries: (i) is not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, which violation would subject Borrower or any such Subsidiary or any of its officers to criminal liability or have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower or such Subsidiary or on the Collateral, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, and the information contained in each of such filings is true, correct and complete in all respects, except where failure to make such filings would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower or such Subsidiary or on the Collateral, and (iii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority.

     SECTION 10.25 Employees and Labor. There is no unfair labor practice complaint against Borrower or any of its Subsidiaries pending before the National Labor Relations Board or any state or local agency nor is there a labor strike or other labor dispute, pending or threatened, affecting any of the foregoing; there is no existing representation question respecting the employees of Borrower or any of its Subsidiaries, nor are there organizational attempts affecting any of the employees of any of the foregoing; there is no grievance pending or threatened affecting Borrower or any of its Subsidiaries; and no labor disputes or work stoppages involving Borrower or any of its Subsidiaries are pending or threatened. No customer or supplier of Borrower or any of its Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which may have a material adverse effect on Borrower's or any of its Subsidiaries' businesses, assets, financial condition, operations or prospects.

     SECTION 10.26 Purchase. At the time of the making of the initial Loan under the Original Credit Agreement: (a) the Purchase had been consummated in accordance with the terms of the Purchase Agreement; (b) all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Purchase were obtained, given, filed or taken and shall be in full force and effect and all applicable waiting periods will have elapsed; and (c) all actions by Borrower pursuant to or in furtherance of the Purchase were taken in compliance with all applicable laws.

     SECTION 10.27 Assignment of Claims Act. The aggregate amount of all Accounts of the Borrower and its Subsidiaries which are subject to the Federal Assignment of Claims Act, 31 U.S.C.
Section 3727, does not and will not at any one time exceed $10,000.

     SECTION 10.28 Bulk Sales Notices. Borrower has complied, or caused Seller to comply, with all bulk sales laws applicable to the Purchase.

     SECTION 11  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until the Notes and all other Liabilities are paid in full, Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing:

     SECTION 11A  AFFIRMATIVE COVENANTS.

     SECTION 11A.1  Reports, Certificates and Other Information.
It will furnish or cause to be furnished to Lender:

     11A.1.1    Audit Report.  As soon as available, but in any
event within 90 days after the end of each Fiscal Year of Borrower:
(i) copies of the consolidated and consolidating balance sheet of Borrower and each of its Subsidiaries as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flows for such Fiscal Year, in each case setting forth the figures for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified, without a going concern or like qualification or qualifications arising out of the scope of the audit, by KPMG Peat Marwick (or such other independent certified public accountants of recognized standing as shall be selected by Borrower with Lender's approval); (ii) a certificate from the accountants identified in clause (i) of this Section 11A.1.1 containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 11A and 11B, and to the effect that, in making the examination necessary for the signing of the annual audit report of Borrower by such accountants, they have not become aware of any non-compliance by Borrower, or any Event of Default or Unmatured Event of Default, under this Agreement or the Related Documents; and (iii) such other information regarding Borrower and its Subsidiaries as Lender shall reasonably request.

     11A.1.2 Quarterly Reports. As soon as available, but in any event within 45 days after the end of each Fiscal Quarter of
Borrower: (i) copies of the unaudited consolidated and consolidating balance sheet of Borrower and each of its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower and its Subsidiaries (subject to normal year-end audit adjustments); and (ii) such other information regarding Borrower and its Subsidiaries as Lender shall reasonably request.

     11A.1.3 Monthly Reports. As soon as available, but in any event within 30 days after the end of each Reporting Period: (i) copies of the unaudited consolidated and consolidating balance sheet of Borrower and each of its Subsidiaries as at the end of such Reporting Period and the related unaudited statements of earnings and cash flows for such Reporting Period and the portion of the Fiscal Year through such Reporting Period, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower and its Subsidiaries (subject to normal year-end audit adjustments); and (ii) such other information regarding Borrower and its Subsidiaries as Lender shall reasonably request.

     11A.1.4 Business Plan. As soon as available, but in any event: (i) within 30 days after the beginning of each Fiscal Year of Borrower, a copy of the plan and forecast (including a projected closing consolidated and consolidating balance sheet, income statement and funds flow statement) of Borrower for such Fiscal Year; and (ii) within 30 days after the end of the second Fiscal Quarter of Borrower in each Fiscal Year, an update of each plan and forecast delivered with respect to the Fiscal Year in which such Fiscal Quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts.

     11A.1.5 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and of each set of statements provided for in Sections 11A.1.1, 11A.1.2 and 11A.1.3, a duly completed certificate in substantially the form of Exhibit L, signed by the chief financial officer of Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in this Section 11A and in Section 11B and to the effect that as of such date no Event of Default or Unmatured Event of Default has occurred and is continuing.

     11A.1.6 Auditors' Materials. Promptly upon receipt thereof, copies of all detailed financial and management reports regarding Borrower or any of its Subsidiaries submitted to Borrower by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of Borrower or any of its Subsidiaries.

     11A.1.7 Reports to SEC and to Shareholders. Promptly upon the filing or making thereof, copies of each material filing and report made by Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from Borrower to shareholders generally.

     11A.1.8 Notice of Default, Litigation, License and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by Borrower with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default,
(ii) the institution of, or any adverse determination or materially adverse development in, any litigation, arbitration proceeding or governmental proceeding which would, if adversely determined, materially and adversely affect the financial condition, operations, assets, business or prospects of Borrower or any of its Subsidiaries or the ability of Borrower or any Subsidiary of Borrower, to perform its respective obligations in connection with this Agreement and the Related Documents, (iii) the institution of any steps by Borrower, or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of any Related Document, (v) any expectation of the termination (without renewal), loss, suspension or other impairment of Borrower's or any of its Subsidiaries' rights under any Material Licensing Agreement or (vi) any event which would have a material adverse effect on the business, operations, assets, financial condition or prospects of Borrower or any of its Subsidiaries or the ability of Borrower or any Subsidiary of Borrower to perform its respective obligations under this Agreement or the Related Documents.

     11A.1.9 Insurance Reports. (i) Within 90 days after the end of each Fiscal Year of Borrower, a certificate signed by its chief financial officer that summarizes the insurance policies carried by Borrower and its Subsidiaries (such certificate to be in form and substance satisfactory to Lender), and (ii) written notification 30 days prior to any cancellation or material change of any such insurance by Borrower or any of its Subsidiaries and within 5 days after receipt of any notice (whether formal or informal) of cancellation or change by any of its insurers.

     11A.1.10 Information Concerning Subsidiaries. Forthwith upon learning thereof, written notice of the occurrence with respect to any Subsidiary of Borrower of any of the events the occurrence of which in relation to Borrower would constitute an Event of Default or an Unmatured Event of Default under Section 13.1.5.

     11A.1.11 List of Officers and Directors. (i) Not less than 10 Business Days after each anniversary date of the Amended and Restated Closing Date, a complete list of the officers and directors of Borrower and each of its Subsidiaries, and (ii) within 15 Business Days of any change in the information provided pursuant to the foregoing clause (i), written notice of such change.

     11A.1.12 Weekly Reports. On the third Business Day of each week, a report detailing cash flow and loan activity, a summary of bookings, billings and backlog, orders not scheduled for delivery and delinquencies, a summary of key indicators and a cash flow forecast.

     11A.1.13 Borrowing Certificate. Not later than the fifteenth day of each month, (a) a certificate, substantially in the form of Exhibit N (the "Borrowing Certificate") with respect to all Loans made during the period from the fifteenth day of the previous month through the date of such Certificate, signed by the President or a Vice President of Borrower, and (b) such other documents as Lender may reasonably request in support of all Loans requested during such period.

     11A.1.14 Notice of Triggering Event. Borrower shall provide Lender notice of the occurrence of a Triggering Event as soon as possible and in any event no later than 20 days prior to the occurrence of a Triggering Event. Such notice shall specify the estimated date of consummation of the transaction or series of transactions contemplated thereby and the nature of such Triggering Event.

     11A.1.15 Other Information. From time to time furnish to Lender such other information concerning Borrower and any Subsidiary of Borrower as Lender may reasonably request.

     SECTION 11A.2 Corporate Existence; Foreign Qualification. Borrower will do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of Borrower and each Subsidiary of Borrower, (ii) be, and ensure that each Subsidiary of Borrower, is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, and (iii) comply, and cause its Subsidiaries to comply, with all Contractual Obligations and Requirements of Law binding upon such entity.

     SECTION 11A.3  Books, Records and Inspections.  Borrower will
(i) maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records; (ii) permit, and cause each of its Subsidiaries to permit, access at reasonable times by Lender to its books and records; (iii) permit, and cause each of its Subsidiaries to permit, Lender to inspect at reasonable times its properties and operations; and (iv) permit, and cause each of its Subsidiaries to permit, Lender to discuss its business, operations and financial condition with its officers.

     SECTION 11A.4 Insurance. (i) Borrower will maintain "key man" insurance with respect to each person listed on Schedule XIV under one or more policies in form and substance satisfactory to Lender, in an amount not less than the amount specified in Schedule XIV with respect to such person, and cause such insurance to be subjected to the provisions of the Insurance Assignment, (ii) Borrower will maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law, or by the Collateral Documents or otherwise by Lender, all to such extent and against such hazards and liabilities, as is customarily maintained by prudent companies similarly situated, (iii) Borrower will furnish Lender a certificate of a duly authorized officer of Borrower setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this Section, (iv) with respect to each physical damage and liability insurance policy and with respect to each life insurance policy referred to in clause (i), Borrower will (A) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Lender, that Lender is named as an additional insured (under liability policies) or loss payee (under physical damage and life insurance policies) and that the insurer will give Lender 30 days' prior written notice of the termination or other material modification of such policy and (B) notify Lender within 5 days of obtaining any new policy, or increasing coverage under, terminating, or otherwise materially modifying any existing policy, describing in detail in such notice any such new policy, increase, termination or modification, and (v) with respect to each physical damage and liability insurance policy, Borrower will cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Lender, that the insurance shall not be invalidated as against Lender, by any action or inaction of any Person other than Lender, regardless of any breach or violation of any warranty, declaration or condition contained in such policy, and, as against Lender, the insurers shall waive any rights of subrogation to the extent that the named insured has waived such rights (and Borrower hereby irrevocably and unconditionally waives any right of subrogation against Lender, except for claims arising out of the gross negligence or willful misconduct of Lender).

     SECTION 11A.5 Taxes and Liabilities. Borrower will pay, and cause each of its Subsidiaries to pay, when due all taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP.

     SECTION 11A.6 Current Ratio. Borrower will maintain at all times a minimum Current Ratio of 1.5:1.

     SECTION 11A.7 Adjusted Net Worth. Borrower will maintain an Adjusted Net Worth at all times during each fiscal period listed below of at least the amounts set forth opposite such period:

                                           Adjusted
                                          Net Worth
Period                                 (in $ millions)

First Fiscal Quarter of 1994             $    800,000
Second Fiscal Quarter of 1994               1,200,000
Third Fiscal Quarter of 1994                1,900,000
Fourth Fiscal Quarter of 1994               2,500,000
First Fiscal Quarter of 1995                3,000,000
Second Fiscal Quarter of 1995               3,750,000
Third Fiscal Quarter of 1995                4,500,000
Fourth Fiscal Quarter of 1995               5,500,000
First Fiscal Quarter of 1996                6,750,000
Second Fiscal Quarter of 1996               8,000,000
Third Fiscal Quarter of 1996                9,250,000
Fourth Fiscal Quarter of 1996              10,500,000
First Fiscal Quarter of 1997               11,750,000
Second Fiscal Quarter of 1997              13,000,000
Third Fiscal Quarter of 1997               14,250,000
Fourth Fiscal Quarter of 1997              15,500,000
First Fiscal Quarter of 1998               16,750,000
Second Fiscal Quarter of 1998              18,000,000
Third Fiscal Quarter of 1998               19,250,000
Fourth Fiscal Quarter of 1998              20,500,000

     SECTION 11A.8  Plans and Welfare Plans.  Borrower will
maintain, and cause each of its Subsidiaries to maintain, each Plan and each Welfare Plan as to which it may have any liability, in compliance in all material aspects with all applicable Requirements of Law.

     SECTION 11A.9 Collateral Documents. Borrower will cause the Liens created by the Collateral Documents, as security for the payment and performance of the Notes and all other Liabilities, to be and remain valid, perfected Liens on and security interests in all assets of Borrower and its Subsidiaries now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens).

     SECTION 11A.10 Compliance with Laws. Borrower will comply and cause each of its Subsidiaries to comply, with all Federal, state and local laws, rules and regulations related to its businesses (including, without limitation, all such laws, rules and regulations relating to Hazardous Materials or the disposal thereof).

     SECTION 11A.11 Maintenance of Permits. Borrower will maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, Federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous Materials or the disposal thereof).

     SECTION 11A.12 Lender as Observer. At all times permit a representative (who shall be, at the time of such meeting, an employee of the Lender having substantial responsibility for administering the account of the Borrower or the Borrower's relationship with the Lender) of Lender to attend and observe all meetings of Borrower's Board of Directors and each committee thereof, and cause Lender to receive reasonably adequate notice of all such meetings; provided, however, that Lender shall not be entitled to attend or observe any portion of a meeting relating solely and exclusively to action proposed to be taken by Borrower with respect to Borrower's relationship with Lender. The Borrower acknowledges and agrees that attendance by a designee of Lender at any meeting of Borrower's Board of Directors or any committee thereof shall not constitute approval by Lender of or consent by Lender to any action authorized at such meeting, or constitute a waiver or modification of any provision of this Agreement or any Related Document or any right of Lender hereunder or thereunder. The Borrower agrees to reimburse Lender for all reasonable travel, lodging, and meal expenses incurred in connection with the foregoing.

     SECTION 11A.13 Opcom Warrant. To the extent Opcom resumes doing any business, Borrower shall cause Opcom to issue to Lender a warrant having substantially the same rights as in the Opcom Warrant being returned to Opcom on the Amended and Restated Closing Date, provided, to the extent that, as a result of issuing such warrant, an ownership change would occur within the meaning of
Section 382 of the Internal Revenue Code of 1986, as amended, or any successor provision with respect to Borrower or Opcom, Opcom shall not resume doing any business.

     SECTION 11A.14 Title Policy. Within ninety (90) days of the Amended and Restated Closing Date, Borrower will deliver an Abstractor's Certificate reflecting that there have been no changes to the state of title to the properties covered by the Mortgages since the Original Closing Date and endorsements ratifying the previously issued title insurance after execution of the Third Amendments to the Borrower Mortgages and, if necessary, a revolving credit endorsement to such policies, all in form and substance satisfactory to Lender.

     SECTION 11A.15 Subsidiary Mortgages. Borrower shall within ninety (90) days of the Amended and Restated Closing Date take all such actions as shall be necessary to supplement the Subsidiary Mortgages to reflect, among other things, the terms of the Third Amendment, the Fourth Amendment and the Amended and Restated Credit Agreement and to preserve and protect the rights of Lender under such Mortgages.

     SECTION 11B  NEGATIVE COVENANTS.

     SECTION 11B.1 Working Capital. Borrower will not permit the Working Capital, at any time during any period specified below, to be less than the amount specified under the heading "Minimum" nor greater than the amount specified under the heading "Maximum" for such period:

                      Minimum               Maximum
Period           ($ in millions)         ($ in millions)

1994 Fiscal Year     $4,500,000            $12,000,000
1995 Fiscal Year
  and thereafter      5,000,000             15,000,000

     SECTION 11B.2 Net Cash Ratio. Borrower will not permit its ratio (as measured on the last day of any Reporting Period) of Net Cash Generated to Total Fixed Charges for the twelve Reporting Periods ending on the last day of such Reporting Period (or if such Reporting Period ends on or before October 31, 1994, for the period from October 30, 1993 to the last day of such Reporting Period, treated as a single accounting period) during each period listed below to be less than the ratio listed below opposite such period:

Period                                     Ratio

First Fiscal Quarter of 1994         No calculation
Second Fiscal Quarter of 1994        No calculation
Third Fiscal Quarter of 1994         0.00 : 1.00
Fourth Fiscal Quarter of 1994        0.25 : 1.00
First Fiscal Quarter of 1995         0.50 : 1.00
Second Fiscal Quarter of 1995        1.00 : 1.00
Third Fiscal Quarter of 1995         1.00 : 1.00
Fourth Fiscal Quarter of 1995        1.00 : 1.00
First Fiscal Quarter of 1996         1.25 : 1.00
Second Fiscal Quarter of 1996        1.25 : 1.00
Third Fiscal Quarter of 1996         1.25 : 1.00
Fourth Fiscal Quarter of 1996        1.25 : 1.00
First Fiscal Quarter of 1997         1.50 : 1.00
Second Fiscal Quarter of 1997        1.50 : 1.00
Third Fiscal Quarter of 1997         1.50 : 1.00
Fourth Fiscal Quarter of 1997        1.50 : 1.00
First Fiscal Quarter of 1998         1.75 : 1.00
Second Fiscal Quarter of 1998        1.75 : 1.00
Third Fiscal Quarter of 1998         1.75 : 1.00
Fourth Fiscal Quarter of 1998        1.75 : 1.00

     SECTION 11B.3 Total Liabilities Ratio. Borrower will not permit its ratio of (a) Total Liabilities excluding contingent interest payable pursuant to Section 4.7 to (b) Adjusted Net Worth to exceed at any time during any period set forth below, the ratio set forth opposite such period below:

Period                               Ratio

1994 Fiscal Year                     35.00 : 1.00
1995 Fiscal Year                     15.00 : 1.00
1996 Fiscal Year                     10.00 : 1.00
1997 Fiscal Year                      5.00 : 1.00
1998 Fiscal Year                      3.00 : 1.00

     SECTION 11B.4 Annual Interest Coverage Ratio. Borrower will not permit its Interest Coverage Ratio Number 1 measured on the last day of any Reporting Period for any twelve consecutive Reporting Periods ending on such last day (or if such Reporting Period ends on or before October 31, 1994, for the period from October 30, 1993 to the last day of such Reporting Period treated as a single accounting period) to be less than the ratio listed below for the period during which such Reporting Period occurs:

Period                               Ratio

First Fiscal Quarter of 1994         1.00 : 1.00
Second Fiscal Quarter of 1994        1.00 : 1.00
Third Fiscal Quarter of 1994         1.10 : 1.00
Fourth Fiscal Quarter of 1994        1.10 : 1.00
First Fiscal Quarter of 1995         1.20 : 1.00
Second Fiscal Quarter of 1995        1.20 : 1.00
Third Fiscal Quarter of 1995         1.30 : 1.00
Fourth Fiscal Quarter of 1995        1.30 : 1.00
First Fiscal Quarter of 1996         1.40 : 1.00
Second Fiscal Quarter of 1996        1.40 : 1.00
Third Fiscal Quarter of 1996         1.50 : 1.00
Fourth Fiscal Quarter of 1996        1.50 : 1.00
First Fiscal Quarter of 1997         1.60 : 1.00
Second Fiscal Quarter of 1997        1.60 : 1.00
Third Fiscal Quarter of 1997         1.70 : 1.00
Fourth Fiscal Quarter of 1997        1.70 : 1.00
First Fiscal Quarter of 1998         1.80 : 1.00
Second Fiscal Quarter of 1998        1.80 : 1.00
Third Fiscal Quarter of 1998         1.90 : 1.00
Fourth Fiscal Quarter of 1998        1.90 : 1.00

     11B.5 Quarterly Interest Coverage Ratio. Borrower will not permit its Interest Coverage Ratio Number 2 measured on the last day of any Reporting Period for any three consecutive Reporting Periods ending on such last day to be less than the ratio listed below for the period during which such Reporting Period occurs:

Period                              Ratio

First Fiscal Quarter of 1994       1.00 : 1.00
Second Fiscal Quarter of 1994      1.00 : 1.00
Third Fiscal Quarter of 1994       1.25 : 1.00
Fourth Fiscal Quarter of 1994      1.25 : 1.00
First Fiscal Quarter of 1995       1.50 : 1.00
Second Fiscal Quarter of 1995      1.50 : 1.00
Third Fiscal Quarter of 1995       1.75 : 1.00
Fourth Fiscal Quarter of 1995      1.75 : 1.00
First Fiscal Quarter of 1996       2.00 : 1.00
Second Fiscal Quarter of 1996      2.00 : 1.00
Third Fiscal Quarter of 1996       2.00 : 1.00
Fourth Fiscal Quarter of 1996      2.00 : 1.00
First Fiscal Quarter of 1997       2.50 : 1.00
  and every Fiscal Quarter
  thereafter

     SECTION 11B.6 Purchase, Redemption, Dividend, Interest and Payment Restrictions. Neither Borrower, nor any of its Subsidiaries, will purchase, redeem or otherwise acquire any shares of the capital stock of Borrower or any Affiliate of Borrower (including Opcom) or declare or pay any dividends on Borrower's or Opcom's capital stock, make any distribution or payment to Borrower's or Opcom's stockholders (in their capacity as such) or set aside any funds for any such purpose, or make any other payment of any nature whatsoever to Borrower or any of its Affiliates or shareholders (in their capacity as such) other than Borrower's Subsidiaries; provided, that if no Event of Default or Unmatured Event of Default shall exist or result therefrom, Borrower and its Subsidiaries may do the following:

(i) repurchase or redeem common or preferred stock of Borrower in accordance with any management and employee incentive plan or shareholder agreements (the "Senior Management Agreements"); provided, that the aggregate amount expended for such repurchases during any Fiscal Year of Borrower shall not exceed five percent (5%) of Borrower's total Stockholders' equity, as shown on the audited financial statements for the preceding Fiscal Year delivered pursuant to Section 11A.1.1;

(ii) repurchase shares of capital stock of Borrower as permitted or required by the Warrant; and

(iii) make payments permitted pursuant to Section 11B.17;

it being understood, that each of Borrower's Subsidiaries may declare and pay dividends on shares of such Subsidiary's capital stock and make distributions or payments to such Subsidiary's stockholders (except that Opcom may not take such actions).

     SECTION 11B.7 Gross Capital Expenditures. Neither Borrower, nor any of its Subsidiaries, will directly or indirectly (by way of the acquisition of the securities of a Person or otherwise) make or commit to make Gross Capital Expenditures, except that Borrower and its Subsidiaries may, so long as no Event of Default or Unmatured Event of Default shall exist or would result therefrom, make Gross Capital Expenditures in the ordinary course of business during any Fiscal Year of Borrower not to exceed the aggregate amounts set forth below with respect to each Fiscal Year:

Fiscal Year                   Amount (in millions of dollars)

1994                           $1,000,000
1995                            3,000,000
1996 and every Fiscal
  Year thereafter               4,000,000

; provided, if, in the immediately preceding Fiscal Year, (i) the Adjusted Operating Profit is less than $6,000,000 and (ii) no Event of Default or Unmatured Event of Default shall exist or result from the making of the proposed Gross Capital Expenditures, then the maximum amount of Gross Capital Expenditures for such Fiscal Year shall not exceed the aggregate amount set forth below with respect to such Fiscal Year:

Fiscal Year                   Amount (in millions of dollars)

1995                          $1,500,000
1996 and thereafter            2,000,000

     SECTION 11B.8 Guaranties, Loans, Advances or Investments. Neither Borrower, nor any of its respective Subsidiaries, will become or be guarantor or surety of, or otherwise incur any Contingent Obligation or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) investment in Cash Equivalents,
(iii) if no Event of Default shall have occurred and be continuing or will result from such activities, loans or advances to, or guaranties of loans or advances to, officers and employees of Borrower in the ordinary course of Borrower's business and not exceeding $100,000 in the aggregate at any one time outstanding (provided, that if any Unmatured Event of Default shall have occurred and be continuing, Borrower may maintain in effect any loans, advances or guaranties described in this clause (iii) which were in effect on the date such event occurred, but shall not make any new loans, advances or guaranties until such Unmatured Event of Default has been cured or waived by Lender in writing), (iv) indemnification of officers and directors provided for in the by-laws of Borrower or such Subsidiary; provided, that such indemnification is similar to that of other similarly situated companies, (v) the unsecured guaranty by Borrower in favor of the Seller of the obligations of Borrower under the Purchase Agreement,
(vi) those certain loans made on April 8, 1988 in an aggregate principal amount of $25,827.21 to certain officers and employees of the Borrower to satisfy certain indebtedness of such officers and employees to Massey Investment Company, which loans are evidenced by promissory notes bearing interest at the prime rate of First City Bank of Dallas, (vii) the investments of each such entity in and outstanding loans of each such entity to its Subsidiaries as at the Amended and Restated Closing Date (not exceeding $7,000,000 in principal and accrued interest in the case of loans by Borrower to Opcom), and additional loans, advances or contributions by any such entity to any Subsidiary thereof (other than loans, advances or contributions by Borrower to Opcom) not exceeding $50,000 in the aggregate for all such loans, contributions or advances made during the term of this Agreement, provided that nothing in this Section 11B.8 shall be deemed to prohibit the accrual of liabilities of Opcom to the Borrower on account of intercompany allocations of general and administrative expenses, so long as such liabilities are paid by Opcom in full not less frequently than each month, and the aggregate accrued and unpaid amount of such liabilities at any time does not exceed $100,000.

     SECTION 11B.9 Mergers, Consolidations, Sales. Neither Borrower, nor any of its Subsidiaries, will (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, other than a merger of any Subsidiary of Borrower into Borrower, or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business.

     SECTION 11B.10 Leases. Neither Borrower, nor any of its Subsidiaries, will incur or permit to exist any Lease Obligations (other than (i) leases which are cancelable at the option of Borrower or such Subsidiary without penalty and on no more than 90 days' notice and (ii) the lease between Borrower and Cliamatech with respect to the plant of Optron de Mexico, as such lease is in effect on the Amended and Restated Closing Date) which require the payment of amounts of rental in excess of an aggregate, for all such leases at any one time outstanding, of $200,000, in any one fiscal year.

     SECTION 11B.11 Unconditional Purchase Obligations. Neither Borrower, nor any of its Subsidiaries, will enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

     SECTION 11B.12 Regulations G, U and X. Neither Borrower, nor any of its Subsidiaries, will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" in contravention of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

     SECTION 11B.13 Subsidiaries. Notwithstanding any provision of this Agreement to the contrary, neither Borrower, nor any of its Subsidiaries, will create or permit to exist any Subsidiary other than those listed on Schedule XV.

     SECTION 11B.14 No Amendment of Certain Documents. Borrower will not enter into or permit to exist any amendment or modification of the Purchase Documents, or any amendment or modification of the Senior Management Agreements, the Optek
Technology, Inc. Directors' Formula Award Plan or the Optek
Technology, Inc. Long Term Stock Investment Plan which would increase the percentage of Borrower's common stock subject to such agreements.

     SECTION 11B.15 Other Agreements. Neither Borrower, nor any of its Subsidiaries, will enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     SECTION 11B.16 Business Activities. Neither Borrower, nor any of its Subsidiaries, will engage in any type of business except the businesses described in Schedule X and the activities incidental and related thereto.

     SECTION 11B.17 Transactions with Affiliates. Borrower will not enter into, cause, suffer or permit to exist:

     (a) any arrangement or contract with any of its Affiliates requiring any payments to be made by Borrower to an Affiliate with respect to services, where compensation is due whether or not such services shall be received by Borrower; and

     (b) any other transaction, arrangement, or contract (including, without limitation, any employment contract or agreement as to payment of a director's fees) with any of its Affiliates which would not be entered into by a prudent Person in the position of Borrower, or which is on terms which are less favorable than those otherwise reasonably attainable on an arm's-length basis from, any Person which is not one of its Affiliates.

     SECTION 11B.18 Environmental Liabilities. Neither the Borrower, nor any of its Subsidiaries, will violate any Requirement of Law regarding Hazardous Material; and, without limiting the foregoing, they will not, and will not permit any Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned or operated by Borrower or any of its Subsidiaries nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property.

     SECTION 11B.19 Indebtedness. Neither the Borrower, nor any of its Subsidiaries, will incur or permit to exist any Indebtedness except (i) the Loans and the other Liabilities, (ii) deferred taxes, (iii) current accounts payable arising in the ordinary course of business and not overdue, (iv) non-current accounts payable which Borrower is contesting in good faith and by appropriate proceedings, and with respect to which reserves have been established, and are being maintained, in accordance with GAAP, (v) Indebtedness shown on Part 1 of Schedule XI, (vi) Indebtedness in respect of the deferred payment of insurance premiums, provided, that the aggregate amount of such premiums which may be deferred in any fiscal year shall not exceed $100,000 and (vii) other Indebtedness hereafter incurred in connection with Permitted Liens.

     SECTION 11B.20 Liens. Neither the Borrower, nor any of its Subsidiaries, will create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following (herein collectively called the "Permitted Liens"): (1) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (2) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services, (3) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, if the indebtedness secured thereby does not exceed one hundred percent (100%) of the fair market value of such property at the time of acquisition thereof nor $300,000 in the aggregate at any one time outstanding, (4) Liens incurred in the ordinary course of business for amounts not yet due and payable in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, (5) Liens shown on Part 1 of Schedule XI,
(6) Liens in favor of the holders of Notes pursuant to the Collateral Documents, (7) mechanic's, worker's, materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, DAT Permitted Exceptions, and (9) Liens on computer software and equipment securing obligations under capital leases not exceeding $150,000 in aggregate principal amount at any one time outstanding.

     SECTION 11B.21 Compensation. Borrower will not permit (x) the salary and (y) other remuneration (which shall mean an amount equal to (i) gross salary shown on the relevant Form W-2 or gross income on the relevant Form 1099, plus accrued bonuses and director's fees for such year, less (ii) base salary for such year, less (iii) accrued bonuses and director's fees for the previous year and paid in the current year) to be paid during any Fiscal Year to the persons holding the positions listed in Schedule XVI (or any successor of any thereof in the capacity shown in Schedule
XVI), to exceed, in the aggregate for each such person, the amount for such person shown in Schedule XVI, to be adjusted as of the first day of each Fiscal Year to an amount not exceeding 110% of the maximum allowable amount (as set forth in Schedule XVI and subsequently adjusted) for the preceding Fiscal Year.

     SECTION 12  CONDITIONS.

     The obligation of Lender to make the Loans is subject to the following precedent or concurrent:

     SECTION 12.1 Effectiveness of this Agreement. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to Lender) of each of the conditions precedent set forth below.

     12.1.1 No Default. No Event of Default, or Unmatured Event of Default, shall have occurred and be continuing on the Amended and Restated Closing Date.

     12.1.2 Warranties and Representations. All warranties and representations contained in this Agreement and the Related
Documents shall be true and correct as of the Amended and Restated Closing Date, with the same effect as though made on the Amended and Restated Closing Date.

     12.1.3 Litigation. In the opinion of Lender, in its sole and absolute discretion, (i) no litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall, on the Amended and Restated Closing Date, be pending, or to the knowledge of Borrower, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain relief as a result of, the Related Transactions, or would be materially adverse to, or be detrimental to the interests of, any of the parties to this Agreement or the Related Documents or any of the Related Transactions, and (ii) no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in Schedule IV.

     12.1.4 Fees. Borrower shall have paid or caused to be paid to Lender the closing fees referred to in Section 5.3 which are due and payable on or prior to the date of the Amended and Restated
Closing Date.

     12.1.5 Documents. Lender shall have received all of the following, each duly executed and dated the date of the Amended and Restated Closing Date (or such earlier date as shall be satisfactory to Lender), in form and substance satisfactory to
Lender:

     (a) Revolving Note. Revolving Note duly executed and delivered and conforming to the requirements hereof.

     (b) Working Capital Note. Working Capital Note duly executed and delivered and conforming to the requirements hereof.

     (c) Amendment to Mortgage. Amendments to each of the Borrower Mortgages and the Subsidiary Mortgage, each duly executed and delivered by Borrower or its applicable Subsidiary and in form and substance satisfactory to Lender.

     (d) Filing. Evidence that each of the amendments referred to in (c) has been duly recorded in the appropriate official land or real property records.

     (e)  Warrant.  The Warrant duly executed and delivered.

     (f) Letter from Opcom. The letter dated January 20, 1994 from Opcom to Lender, in form and substance satisfactory to Lender, confirming certain matters.

     (g) Resolutions. Certified copies of resolutions of the Board of Directors of Borrower and each Subsidiary of Borrower authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement or the Related Documents.

     (h) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement, the Related Documents, any other document provided for hereunder and the Related Transactions.

     (i) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of Borrower and each of its Subsidiaries certifying the names of the individual or individuals authorized to sign this Agreement and the Related Documents to which such entity is a party, together with a sample of the true signature of each such individual. (Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.)

     (j) Opinions of Counsel. The opinion of Hewitt & Hewitt, counsel for Borrower, addressed to the Lender, in the form of Exhibit M.

     (k) Charter and By-Laws. Certified copies of the corporate charter and by-laws of Borrower and each of its Subsidiaries
(including Borrower).

     (l) Insurance. Evidence that Borrower and its Subsidiaries are maintaining insurance of the type required by this Agreement and the Collateral Documents (including without limitation casualty, liability, worker's compensation and "key man" insurance), together with certificates of insurance naming Lender as an additional insured (for liability insurance) or loss payee (for physical damage and life insurance and specifying, among other things, such matters as shall be required by Section 11A.4. Such evidence shall include, without limitation, a certificate, in form and substance satisfactory to Lender and signed by the chief financial officer of Borrower summarizing the insurance policies carried by Borrower, Borrower and its Subsidiaries.

     (m) Other Documents. Copies of the Employment Agreements certified to be true and accurate copies thereof by the Secretary of Borrower.

     (n) List of Directors and Officers. A complete list of the officers and directors of Borrower and each of its Subsidiaries as at the date of the Amended and Restated Closing Date.

     (o) Good Standing and Franchise Tax Certificates.
Certificates of good standing and attesting to the fact that all applicable franchise taxes have been duly paid for Borrower and each of its Subsidiaries in each jurisdiction in which the business of such entity requires it to be qualified.

     (p) Financial Statements.  Borrower shall have furnished
Lender with each of the financial statements listed in Section
10.3.

     (q) Confirmatory Certificate (Borrower). A duly completed certificate confirming satisfaction of the conditions set forth in Sections 12.1.1, 12.1.2, and 12.1.4, signed by the President or Vice President of Borrower.

     (r) Other. Such other documents (including, without limitation, evidence of compliance with any applicable bulk sales statutes) as Lender may reasonably request.

     12.1.6 Legality. No statute, regulation, rule, injunction, judgment or restraining or other order prohibiting or otherwise restraining transactions contemplated hereby shall be in effect or shall have been proposed as at the Amended and Restated Closing Date; and Lender shall be satisfied that the transactions contemplated hereby comply with all applicable statutes, regulations, rules, injunctions, judgments and orders then in effect.

     SECTION 12.2 All Loans. The obligation of Lender to make each Loan is subject to the further conditions precedent that:

     12.2.1 No Default; Reaffirmation of Warranties and Representations. (a) No Event of Default, or Unmatured Event of Default under Section 13.1.5, shall have occurred and be continuing or will result from the making of such Loan, (b) the warranties and representations contained in this Agreement and the Related Documents shall be (except insofar as they are, by their express terms, limited to a specific date) true and correct as of the date of such requested Loan, with the same effect as though made on the date of such Loan, and (c) there shall have been no material adverse change or notice of prospective material adverse change with respect to insurance maintained by Borrower or any of its Subsidiaries.

     12.2.2 Litigation; Adverse Changes. (a) No claims, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry not disclosed in writing by Borrower to Lender prior to the date of the last previous Loan hereunder shall be pending or known to be threatened against Borrower, or any Subsidiary of Borrower, (b) no material development not so disclosed shall have occurred in any claim, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry so disclosed, and (c) no event, condition or development shall have occurred or developed at any time (whether before or after the making of the last previous Loan hereunder), which (in the case of each of the foregoing clauses (a) through (c)) in the opinion of Lender has affected or is likely to affect materially and adversely the financial condition, operations, assets, business or prospects of Borrower or any of its Subsidiaries or the ability of Borrower or any Subsidiary of Borrower, to perform its respective obligations in connection with this Agreement and the Related Documents.

     12.2.3 Minimum Loan Balance. In the case of any Revolving Loan (other than the initial Revolving Loan), there shall be outstanding Revolving Loans in a minimum principal amount of $1,000 and in the case of Working Capital Loans (other than the initial Working Capital Loan), there shall be outstanding Working Capital Loans in a minimum principal amount of $1,000.

     SECTION 12.3 Extensions of Working Capital Commitment. If a Working Capital Commitment Extension Request is made pursuant to
Section 2.2 to extend the Working Capital Loan Termination Date to a date on or after October 31, 1998, and if Lender consents to such extension, Borrower shall promptly furnish to Lender (a) certified copies of resolutions of the Boards of Directors of Borrower authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of Borrower in connection with Section 2.2 and this Section 12.4, (b) an opinion of counsel for Borrower addressed to Lender, in such form and substance as Lender may reasonably request, and (c) such other documents as Lender may reasonably request.

     SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT.

     SECTION 13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     13.1.1 Non-Payment of Loans. Default in the payment when due, whether by acceleration or otherwise, of any principal of or interest or premium on any Loan.

     13.1.2 Non-Payment of Fees, etc. Default, and continuance thereof for 5 days, in the payment when due, whether by acceleration or otherwise, of any amount payable hereunder or under the Related Documents (other than any amount described in Section
13.1.1).

     13.1.3 Non-Payment of Other Indebtedness. (i) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or guaranteed by, Borrower or any of its Subsidiaries if the aggregate amount of such Indebtedness which is accelerated or due and payable, or which may be accelerated or otherwise become due and payable, by reason of such default is $250,000 or more, or (ii) default in the performance or observance of any obligation or condition with respect to any such other Indebtedness of, or guaranteed by, Borrower and/or any of its Subsidiaries if the effect of such default is to accelerate the maturity of any such Indebtedness of $250,000 or more or to permit the holder or holders of such Indebtedness of $250,000 or more, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     13.1.4 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, Borrower or any of its Subsidiaries with respect to any material purchase or lease of goods or services or any Material Licensing Agreement, and continuance thereof beyond any period or grace provided therein, if such default could have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower or such Subsidiary (except only to the extent that the existence of any such default is being contested by Borrower in good faith and by appropriate proceedings and Borrower has established, and is maintaining, adequate reserves therefor in accordance with GAAP).

     13.1.5 Bankruptcy, Insolvency, etc. (a) Borrower or any Subsidiary of Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or (b) Borrower or any Subsidiary of Borrower applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or similar Person for Borrower, or such Subsidiary or any property of any thereof, or makes a general assignment for the benefit of creditors; or (c) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian or similar Person is appointed for Borrower, or any Subsidiary of Borrower or for a substantial part of the property of any thereof, unless (i) Borrower or such Subsidiary institutes appropriate proceedings to contest or discharge such appointment within 10 days and thereafter continuously and diligently prosecutes such proceedings and (ii) such appointment is in fact discharged within 60 days of such appointment; or (d) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Borrower, or any Subsidiary of Borrower, unless (i) such case or proceeding is not commenced by Borrower, or any Subsidiary of Borrower, (ii) such case or proceeding is not consented to or acquiesced in by Borrower or such Subsidiary, (iii) Borrower or such Subsidiary institutes appropriate proceedings to dismiss such case or proceeding within 10 days and thereafter continuously and diligently prosecutes such proceedings and (iv) such case or proceeding is in fact dismissed within 60 days after the commencement thereof; or (e) Borrower, or any Subsidiary of Borrower, takes any action to authorize, or in furtherance of, any of the foregoing.

     13.1.6  Non-compliance with Certain Provisions.  Failure of
Borrower to comply with the provisions of each of Sections 6.1(a) through (c), 7.4, 9.5, 9.6, 11A.2 through 11A.7, 11A.9, 11B.1 through 11B.16, and 11B.19 through 11B.20 hereof.

     13.1.7 Non-compliance with Other Provisions. Failure by Borrower to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 13) and continuance of such failure for 30 days after notice thereof from Lender.

     13.1.8 Warranties and Representations. Any warranty or representation made by or on behalf of Borrower or any of its Subsidiaries herein or in any of the Related Documents or otherwise in connection herewith or therewith is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any of its Subsidiaries to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified (provided, however, that delivery to Lender of any projections required to be delivered hereunder shall not be deemed to constitute a warranty that any results shown therein shall or can be achieved).

     13.1.9 Plans. With respect to any Plan as to which any company in the Controlled Group may have any liability, (i) Borrower or any other Person shall institute any steps to terminate such Plan if as a result of such termination Borrower could be required to make a contribution to such Plan, or could incur a liability or obligation to such Plan, in excess of $200,000; or
(ii) a contribution failure occurs with respect to any such Plan sufficient to give rise to a lien under section 302(f) of ERISA.

     13.1.10 Related Documents. At any time after the initial Loan, Borrower shall fail to comply with or to perform any provision of any of the Purchase Documents or the Collateral Documents applicable to it; or any party (including Borrower) to any other Related Document shall fail to comply with or to perform any provision of such Related Document applicable to it, if such failure could have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower; or any of the Purchase Documents or the Collateral Documents shall fail to remain in full force and effect or any action shall be taken to discontinue any of the Purchase Documents or the Collateral Documents or to contest the validity, binding nature or enforceability of any thereof; or any of the other Related Documents shall fail to remain in full force and effect or any action shall be taken to discontinue any of the other Related Documents or to contest the validity, binding nature or enforceability of any thereof, if such failure to remain in force, invalidity or unenforceability could have a material adverse effect on the business, condition (financial or otherwise) or prospects of Borrower.

     13.1.11 Collateral. Any portion or portions of the Collateral shall be seized or taken by governmental or similar authority; or Borrower or any Subsidiary of Borrower shall fail to maintain the liens, security interest and priority of the Collateral Documents as against any Person; or the title and rights of Borrower, or any Subsidiary of Borrower to any portion or portions of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination result in impairment or loss of the security provided by the Collateral Documents.

     13.1.12 Change in Ownership. Allstate Insurance Company shall cease to own, directly or indirectly, twenty percent (20%) or more of the issued and outstanding capital stock of each class of Borrower.

     13.1.13 Litigation. There shall be entered against Borrower or any of its Subsidiaries one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 at any one time outstanding, remaining unpaid for more than 30 days, excluding judgments or decrees (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to Lender) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which Borrower or the appropriate Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review).

     SECTION 13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.5 shall occur, the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, Lender may declare the Commitments (if not theretofore terminated) to be terminated and the Notes and all other Liabilities to be immediately due and payable, whereupon the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without further notice of any kind. Lender shall promptly advise Borrower of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 13 may be waived by Lender in writing.

     SECTION 14  GENERAL.

     SECTION 14.1 Waiver; Amendments. No delay on the part of Lender or any holder of a Note or other Liability in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or a Note or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by the holders of the majority of the aggregate outstanding principal amount of the Loans and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14.2 Confirmations. Borrower and Lender (or any holder of a Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     SECTION 14.3 Notices. Notices forwarded by mail shall be deemed to have been given three days after the date sent if sent by registered or certified mail, postage paid, and:

     (i) if to Borrower, addressed to Borrower at its address shown below its signature hereto, with a copy to Borrower;

     (ii) if to Lender, addressed to Lender at the address shown below its signature hereto; or

in the case of any party, at such other address as such party may, by written notice received by the other parties to this Agreement, have designated as its address for notices. Notices given by telegram or telex shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid. Notices of borrowing pursuant to Section 2.4 shall be effective upon receipt by Lender and shall be in writing (or by telephone to be confirmed in writing by Borrower). Lender shall be entitled to rely upon all telephone notices and the Borrower shall hold Lender harmless from any loss, cost or expense ensuring from any such reliance.

     SECTION 14.4 Costs, Expenses and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender and of local counsel, if any, whom may be retained by said counsel and all costs of appraisals, surveys, environmental reviews and the like required to be made or done in connection herewith) in connection with the preparation, execution and delivery of this Agreement, the Related Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. Borrower further agrees to pay all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the administration, enforcement, waiver or amendment of this Agreement, the Related Documents and any such other instruments or documents. In addition, Borrower agrees to pay, and to save Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes which may be payable in connection with the execution, delivery, recording or filing of this Agreement or any of the Related Documents, the borrowings hereunder or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.4 shall survive any termination of this Agreement.

     SECTION 14.5 Indemnification. (a) In consideration of Lender's execution and delivery of this Agreement and Lender's extension of the Commitments, Borrower hereby agrees to indemnify, exonerate and hold Lender and each of its officers, directors, employees, and agents (including, without limitation, the Agent Bank, and herein collectively called for purposes of this Section
14.5 "Lender Parties" and individually called a "Lender Party") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this clause (a) the "Indemnified Liabilities"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan, or (b) the execution, delivery, performance or enforcement of this Agreement, the Related Documents and any instrument, document or agreement executed pursuant hereto by any of Lender Parties, including, without limitation, the ordinary negligence of any lender Party, except for any such Indemnified Liabilities arising on account of the relevant Lender Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (b) Without limiting the generality of the indemnity set out in the preceding clause (a), Borrower hereby further agrees to indemnify, exonerate and hold Lender and all Lender Parties free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lender or any Lender Party for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material), regardless of whether caused by, or within the control of, Borrower or any of its Subsidiaries.

     (c) Without limiting the generality of the indemnities set out in the preceding clauses (a) and (b), Borrower hereby further agrees to indemnify, exonerate and hold Lender and all Lender Parties free and harmless from and against any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees (called in this clause (c) the "Indemnified Liabilities") under Federal or state securities laws or otherwise (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of any securities of Borrower or any of its Subsidiaries, or (B) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading. If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In the event of any conflict between the provisions of this paragraph (c) and the Warrant, the Warrant shall control.

     (d) All obligations provided for in this Section 14.5 shall survive any termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of Lender or any Lender Party.

     SECTION 14.6 Confirmation of Collateral Documents. Borrower confirms that the Collateral Documents to which it is a party (including, in its capacity as successor by merger of Optron) remain in full force and effect that each provision thereof (except to the extent specifically modified by the amendments to the Mortgages delivered pursuant to Section 12.1.5(c)) is ratified and confirmed in each and every respect. Borrower also confirms and agrees that the Loans extended by Lender hereunder are secured by the Collateral granted pursuant to the Collateral Documents and that the Indebtedness created hereby comprises "Liabilities" under each of the Collateral Documents to which it is a party, and it hereby assigns, conveys and hypothecates to Lender, and grants to Lender a security interest in, the Collateral described in such Collateral Documents for the purpose of securing the obligations of Borrower under this Agreement.

     SECTION 14.7 SUBMISSION TO JURISDICTION. LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, TO RECEIVE FOR AND ON BEHALF OF BORROWER SERVICE OF PROCESS IN ILLINOIS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AND AGREES THAT SUCH SERVICE, WHEN EVIDENCED BY POSTAL RETURN RECEIPT, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THEM. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH EITHER OF THEM MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 14.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. WHENEVER POSSIBLE EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT. ALL OBLIGATIONS OF BORROWER, BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES AND RIGHTS OF LENDER AND ANY OTHER HOLDER OF A NOTE OR LIABILITY EXPRESSED HEREIN OR IN THE RELATED DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW OR IN ANY OTHER WRITTEN INSTRUMENT OR AGREEMENT RELATING TO ANY OF THE LIABILITIES.

     SECTION 14.9 Sales of Notes; Participation. Lender may assign to one or more banks or other Persons all or any part of, or may grant participations to one or more banks or other Persons in or to, any Loan or Loans or the Notes or any of them, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or participant of such assignment or participation shall have the same rights and benefits, and shall be bound by the same obligations, duties and Commitments, hereunder and thereunder as it would have if it were Lender hereunder; provided, however, that Lender will continue to act in its capacity as "agent" for all purposes of this Agreement; and provided, further, that Lender will not transfer the Loans or the Notes in a manner so as to require the Notes or the Loans to be registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     SECTION 14.10 JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 14.11 Successors and Assigns. This Agreement shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns; provided, however, that Borrower shall not have any right to assign its rights or delegate its duties under this Agreement. This Agreement and the Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

Delivered at Chicago, Illinois, as of the day and year first above written.

OPTEK TECHNOLOGY, INC.


By:  /s/ D. VINSON MAILEY
     __________________________
Name Printed: D. Vinson Mailey
Its: Vice President - Finance

1215 West Crosby Road
Carrollton, Texas  75006
Attention:  D. Vinson Marley
Telecopy:  (214) 542-1739
Telephone:  (214) 542-9461


HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.


By:  /s/ ROBERT M. COSEO
     _______________________________
Name Printed: Robert M. Coseo
Its: Vice President

2700 Sanders Road
Prospect Heights, Illinois  60070
Attention:  HCFS Corporate Finance Administration IN-W
Telecopy:  (708) 205-7411
Telex:  254336 (Answerback: HFCHQPHTS)
Telephone:  (708) 564-5000